                                                                       EXHIBIT 3

                         AGREEMENT AND PLAN OF MERGER

                                 by and among

                      ENDO PHARMACEUTICALS HOLDINGS INC.,

                                   ENDO INC.

                                      and

                       ALGOS PHARMACEUTICAL CORPORATION



                              __________________

                         Dated as of November 26, 1999
                              __________________

                               TABLE OF CONTENTS


                                                                  Page
                                                                  ----
                                   ARTICLE I
                                   THE MERGER

     Section 1.1        The Merger..............................
     Section 1.2        Effective Time..........................
     Section 1.3        Effects of the Merger...................
     Section 1.4        Directors of the Surviving Corporation..
     Section 1.5        Officers of the Surviving Corporation...
     Section 1.6        Charter and By-Laws.....................
     Section 1.7        Conversion of Securities................
     Section 1.8        Parent to Make Certificates Available...
     Section 1.9        Dividends; Transfer Taxes; Withholding..
     Section 1.10       [Intentionally Omitted.]................
     Section 1.11       Return of Exchange Fund.................
     Section 1.12       Adjustment of Conversion Number.........
     Section 1.13       No Further Ownership Rights in Company
                        Common Stock............................
     Section 1.14       Closing of Company Transfer Books.......
     Section 1.15       Lost Certificates.......................
     Section 1.16       Affiliates..............................
     Section 1.17       Further Assurances......................
     Section 1.18       Closing.................................

                                   ARTICLE II
                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Section 2.1     Organization, Standing and Power............
     Section 2.2     Capital Structure...........................
     Section 2.3     Authority...................................
     Section 2.4     Consents and Approvals; No Violation........
     Section 2.5     Financial Statements........................
     Section 2.6     Registration Statement and Proxy Statement..
     Section 2.7     Absence of Certain Changes or Events........
     Section 2.8     Permits and Compliance......................
     Section 2.9     Tax Matters.................................
     Section 2.10    Actions and Proceedings.....................
     Section 2.11    Certain Agreements..........................
     Section 2.12    ERISA.......................................
     Section 2.13    Compliance with Certain Laws................
     Section 2.14    Liabilities.................................
     Section 2.15    Labor Matters...............................

     Section 2.16    Intellectual Property.......................
     Section 2.17    Ownership of Shares.........................
     Section 2.18    Operations of Sub...........................
     Section 2.19    Brokers.....................................
     Section 2.20    State Takeover Statutes.....................
     Section 2.21    Year 2000...................................
     Section 2.22    Accuracy of Information Furnished...........
     Section 2.23    Required Vote of Parent and Sub
                     Stockholders................................
     Section 2.24    Interests in Other Entities.................

                                  ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Section 3.1     Organization, Standing and Power............
     Section 3.2     Capital Structure; Subsidiaries.............
     Section 3.3     Authority...................................
     Section 3.4     Consents and Approvals; No Violation........
     Section 3.5     SEC Documents and Other Reports.............
     Section 3.6     Registration Statement and Proxy Statement..
     Section 3.7     Absence of Certain Changes or Events........
     Section 3.8     Permits and Compliance......................
     Section 3.9     Tax Matters.................................
     Section 3.10    Actions and Proceedings.....................
     Section 3.11    Certain Agreements..........................
     Section 3.12    ERISA.......................................
     Section 3.13    Compliance with Certain Laws................
     Section 3.14    Liabilities.................................
     Section 3.15    Labor Matters...............................
     Section 3.16    Intellectual Property.......................
     Section 3.17    Opinion of Financial Advisor................
     Section 3.18    Required Vote of Company Stockholders.......
     Section 3.19    Ownership of Shares.........................
     Section 3.20    Brokers.....................................
     Section 3.21    State Takeover Statutes.....................
     Section 3.22    Year 2000...................................
     Section 3.23    Interests in Other Entities.................

                                   ARTICLE IV
                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 4.1     Conduct of Business Pending the Merger......

     Section 4.2    No Solicitation...................................
     Section 4.3    Tax Representation Letters........................

                                   ARTICLE V
                             ADDITIONAL AGREEMENTS

     Section 5.1     Stockholder Meeting..............................
     Section 5.2     Preparation of the Registration Statement
                     and the Proxy Statement..........................
     Section 5.3     Access to Information; Regulatory
                     Communications...................................
     Section 5.4     Compliance with the Securities Act...............
     Section 5.5     Designation of Directors.........................
     Section 5.6     NASDAQ Listing...................................
     Section 5.7     Fees and Expenses................................
     Section 5.8     Company Stock Options............................
     Section 5.9     Parent Options...................................
     Section 5.10    Reasonable Efforts...............................
     Section 5.11    Public Announcements.............................
     Section 5.12    State Takeover Laws..............................
     Section 5.13    Indemnification; Directors and Officers
                     Insurance........................................
     Section 5.14    Notification of Certain Matters..................
     Section 5.15    Employee Matters.................................
     Section 5.16    Tax Treatment....................................
     Section 5.17    Conveyance Taxes.................................
     Section 5.18    Ownership of Shares..............................
     Section 5.19    Additional Agreements............................
     Section 5.20    Issuance of Warrants to Parent...................
     Section 5.21    Formation of Parent LLC..........................
     Section 5.22    Effect of Parent Recapitalization................

                                  ARTICLE VI
                      CONDITIONS PRECEDENT TO THE MERGER


     Section 6.1    Conditions to Each Party's Obligation to Effect the
                      Merger............................................
     Section 6.2    Conditions to Obligation of the Company to Effect
                      the Merger........................................
     Section 6.3    Conditions to Obligations of Parent and Sub to
                      Effect the Merger.................................

                                  ARTICLE VII
                       TERMINATION, AMENDMENT AND WAIVER

     Section 7.1    Termination.........................................
     Section 7.2    Effect of Termination...............................
     Section 7.3    Amendment...........................................
     Section 7.4    Waiver..............................................
     Section 7.5    Procedure for Termination, Amendment, Extension
                      or Waiver.........................................

                                 ARTICLE VIII
                              GENERAL PROVISIONS

     Section 8.1    Non-Survival of Representations and Warranties......
     Section 8.2    Notices.............................................
     Section 8.3    Interpretation......................................
     Section 8.4    Counterparts........................................
     Section 8.5    Entire Agreement; No Third-Party Beneficiaries......
     Section 8.6    Governing Law.......................................
     Section 8.7    Assignment..........................................
     Section 8.8    Severability........................................
     Section 8.9    Enforcement of this Agreement.......................

List of Exhibits
----------------

     Exhibit A-1    Form of Charter Amendment
     Exhibit A-2    Summary of Parent Recapitalization
     Exhibit B      Form of Stockholder Voting Agreement
     Exhibit C      Form of Algos Warrant
     Exhibit D-1    Parent's Year 2000 Representation
     Exhibit D-2    Company's Year 2000 Representation
     Exhibit E-1    Form of Representation Letter (Parent's)
     Exhibit E-2    Form of Representation Letter (the Company's)
     Exhibit F-1    Form of Affiliate Letter (the Company's)
     Exhibit F-2    Form of Affiliate Letter to the Agreement and
                     Plan of Merger

     Exhibit G    Form of Tax Sharing Agreement
     Exhibit H    Form of Lyle Agreement
     Exhibit I    Form of Endo Warrant

                            Index of Defined Terms

Term                                                        Page
----                                                        ----
Adjustment Event............................................
Affiliates..................................................
Agreement...................................................
Applicable Laws.............................................
Cash Cost of Sales..........................................
Cash Gross Profit of Parent.................................
Certificate of Merger.......................................
Certificates................................................
Change in the Company Recommendation........................
Charter Amendment...........................................
Closing.....................................................
Closing Date................................................
COBRA.......................................................
Code........................................................
Company.....................................................
Company Business Personnel..................................
Company By-Laws.............................................
Company Charter.............................................
Company Common Stock........................................
Company Copyrights..........................................
Company Designees...........................................
Company Disclosure Schedule.................................
Company Intellectual Property...............................
Company License Agreements..................................
Company Multiemployer Plan..................................
Company Patents.............................................
Company Permits.............................................
Company Plan................................................
Company Preferred Stock.....................................
Company SEC Documents.......................................
Company Software............................................
Company Stock Options.......................................
Company Stock Plans.........................................
Company Stockholder Approvals...............................
Company Takeover Proposal...................................
Company Technology..........................................
Company Trademarks..........................................

Constituent Corporations.....................................
Conversion Number............................................
Credit Agreement.............................................
Current Endo Options.........................................
D&O Insurance................................................
DEA..........................................................
DGCL.........................................................
Effective Time...............................................
Endo Products................................................
Endo Warrant Agreement.......................................
Endo Warrants................................................
Environmental Laws...........................................
ERISA........................................................
Exchange Act.................................................
Exchange Agent...............................................
Exchange Fund................................................
FDA..........................................................
FDCA.........................................................
GAAP.........................................................
Governmental Entity..........................................
hazardous materials..........................................
HSR Act......................................................
IND..........................................................
Independent Accounting Firm..................................
IRS..........................................................
Knowledge of Parent..........................................
Knowledge of the Company.....................................
Lyle Agreement...............................................
Material Adverse Change......................................
Material Adverse Effect......................................
Merger.......................................................
Merger Consideration.........................................
MorphiDex(R) Application.....................................
NASDAQ.......................................................
NDA..........................................................
Net Sales....................................................
NOLs.........................................................
Non-Transferable Warrants....................................
Parent.......................................................
Parent Business Personnel....................................
Parent By-Laws...............................................
Parent Charter...............................................

Parent Class A Common Stock.................................
Parent Common Stock.........................................
Parent Copyrights...........................................
Parent Disclosure Schedule..................................
Parent Financial Statements.................................
Parent Incentive Plans......................................
Parent Intellectual Property................................
Parent License Agreements...................................
Parent LLC..................................................
Parent LLC Agreement........................................
Parent Material Contracts...................................
Parent Multiemployer Plan...................................
Parent Patents..............................................
Parent Permits..............................................
Parent Plan.................................................
Parent Preferred Stock......................................
Parent Recapitalization.....................................
Parent Software.............................................
Parent Stock Options........................................
Parent Stock Plans..........................................
Parent Stock Purchase Plan..................................
Parent Technology...........................................
Parent Trademarks...........................................
Permits.....................................................
Person......................................................
Position Paper..............................................
Proxy Statement.............................................
Registration Statement......................................
SEC.........................................................
Securities Act..............................................
State Takeover Approvals....................................
Stockholder Meeting.........................................
Stockholder Voting Agreement................................
Stockholder Voting Agreements...............................
Sub.........................................................
Subsidiary..................................................
Superior Company Proposal...................................
Surviving Corporation.......................................
Tax Representation Letters..................................
Tax Returns.................................................
Tax Sharing Agreement.......................................
Taxes.......................................................

Termination Date............................................
Transaction Agreements......................................
Warrant Agreement...........................................

                         AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER, dated as of November 26, 1999 (this "Agreement"), by and among ENDO PHARMACEUTICALS HOLDINGS INC., a Delaware
----------
corporation ("Parent"), ENDO INC., a Delaware corporation and a newly-formed
              ------
wholly-owned subsidiary of Parent ("Sub"), and ALGOS PHARMACEUTICAL CORPORATION,
                                    ---
a Delaware corporation (the "Company") (Sub and the Company being hereinafter
                             -------
collectively referred to as the "Constituent Corporations").
                                 ------------------------

                                  WITNESSETH:

     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have each determined that the Merger is advisable and in the best interest of their respective stockholders and is in furtherance of and consistent with their respective long-term business strategies;

     WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have each (a) approved and declared advisable the merger of the Company with and into Sub (the "Merger"), upon the terms and subject to the conditions set forth
               ------
herein, whereby each issued and outstanding share of common stock, par value $.01 per share, of the Company ("Company Common Stock") not owned directly or
                                 --------------------
indirectly by Parent or the Company will be converted into the Merger Consideration (as defined in Section 1.7(c) hereof) and (b) approved this Agreement upon the terms and subject to the conditions set forth herein;

     WHEREAS, concurrently with the execution of this Agreement, the Board of Directors of Parent will have approved this Agreement and the Merger and, in its capacity as the sole stockholder of Sub, will have approved this Agreement upon the terms and subject to the conditions set forth herein;

     WHEREAS, following the execution of this Agreement and prior to the Closing (as defined in Section 1.18 hereof), Parent will (a) duly adopt and declare advisable an amendment and restatement of the Certificate of Incorporation of Parent substantially in the form attached hereto as Exhibit A-1 (the "Charter
                                                                      -------
Amendment") and (b) declare and pay a stock dividend to the then current holders
---------
of shares of common stock, par value $.01 per share, of Parent ("Parent Common
                                                                 -------------
Stock") or effect some other form of recapitalization, the results of which are
-----
substantially set forth on Exhibit A-2 attached hereto (the "Parent
                                                             ------
Recapitalization");
----------------

     WHEREAS, simultaneous with the execution and delivery of this Agreement, Parent and each stockholder of the Company listed on Annex I attached hereto have each entered into an agreement substantially in the form of Exhibit B hereto (each, a "Stockholder Voting Agreement" and collectively, "Stockholder
                 ----------------------------                     -----------
Voting Agreements") pursuant to which such stockholder has agreed to vote the
------------------
shares of Company Common Stock beneficially owned by such stockholder in favor of the Merger (the Stockholder Voting Agreements, the Warrant Agreement (as defined in Section 1.7(c) hereof) and this Agreement are collectively referred to herein as the "Transaction Agreements");
                  -----------------------

     WHEREAS, following the execution of this Agreement and prior to the Closing, Parent and certain stockholders of Parent shall enter into a registration rights agreement pursuant to which Parent will grant certain rights to such Persons regarding the registration of Parent Common Stock owned by them following the Merger;

     WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this
                                                    ----
Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of Section 368 of the Code;

     NOW, THEREFORE, in consideration of the premises, representations, warranties and agreements herein contained, the parties hereto agree as follows:


                                   ARTICLE I

                                  THE MERGER

     Section 1.1  The Merger.  Upon the terms and subject to the conditions
                  ----------
hereof, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into Sub at the Effective Time
 ----
(as hereinafter defined). Following the Merger, the separate corporate existence of the Company shall cease and Sub shall (i) continue as the surviving corporation (sometimes referred to herein as the "Surviving Corporation"), (ii)
                                                  ---------------------
succeed to and assume all the rights and obligations of the Company in accordance with the DGCL, (iii) continue to be governed by the laws of the State of Delaware and (iv) continue under the name "Endo Inc."

     Section 1.2  Effective Time.  The Merger shall become effective when a
                  --------------
Certificate of Merger (the "Certificate of Merger"), duly executed in accordance
                            ---------------------
with the relevant provisions of the DGCL, is filed with the Secretary of State of the State of Delaware; provided, however, that, upon mutual consent of the
                          --------  -------
Constituent Corporations, the Certificate of Merger may provide for a later date or time of effectiveness of the Merger. When used in this Agreement, the term "Effective Time" shall mean the later of the date and time at which the
 --------------
Certificate of Merger is filed or such later date and time established by the Certificate of Merger. The filing of the Certificate of Merger in accordance with the DGCL shall be made on the date of the Closing, or as promptly thereafter as practicable.

     Section 1.3  Effects of the Merger.  The Merger shall have the effects set
                  ---------------------
forth in Section 259 of the DGCL.

     Section 1.4  Directors of the Surviving Corporation.  The directors of Sub
                  --------------------------------------
immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time and shall hold office until their successors are duly appointed or elected in accordance with applicable law and the Certificate of Incorporation and By-laws of the Surviving Corporation.

     Section 1.5  Officers of the Surviving Corporation.  The officers of Sub
                  -------------------------------------
immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time and shall hold office until their successors are duly appointed or elected in accordance with applicable law and the certificate of incorporation and by-laws of the Surviving Corporation.

     Section 1.6  Charter and By-Laws.  The Certificate of Incorporation of Sub
                  -------------------
in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law. The By-laws of Sub as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by the certificate of incorporation of the Surviving Corporation or by applicable law.

     Section 1.7  Conversion of Securities.  As of the Effective Time, by
                  ------------------------
virtue of the Merger and without any action on the part of Sub, the Company or the holders of any securities of the Constituent Corporations:

     (a) Each issued and outstanding share of common stock of Sub shall remain outstanding as one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

     (b) All shares of Company Common Stock that are held in the treasury of the Company and any shares of Company Common Stock owned by Parent or Sub shall be canceled and no capital stock of Parent or other consideration shall be delivered in respect thereof.

     (c) Subject to the provisions of Section 1.12 hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 1.7(b) hereof) shall be converted into (i) one (the "Conversion Number") validly issued, fully
                                      -----------------
paid and nonassessable share of Parent Common Stock and (ii) one warrant which shall be subject to the terms and conditions of a warrant agreement (the "Warrant Agreement") substantially in the form attached hereto as Exhibit C (an
------------------
"Algos Warrant" and, together with the shares of Parent Common Stock referred to
 -------------
in clause (i), the "Merger Consideration").  All such shares of Company Common
                    --------------------
Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and each holder of a certificate formerly representing any such shares shall cease to have any rights with respect thereto, except for the right to receive any dividends and other distributions in accordance with
Section 1.9 hereof, certificates representing the shares of Parent Common Stock and Algos Warrants into which such shares are converted upon surrender of such certificates in accordance with Section 1.8 hereof. Each certificate shall, from and after the Effective Time until surrendered in exchange for Parent Common Stock and Algos Warrants, for all purposes be deemed to represent the shares of Parent Common Stock and Algos Warrants into which such Company Common Stock was converted in the Merger.

     Section 1.8  Parent to Make Certificates Available.
                  -------------------------------------

     (a)  Exchange of Certificates.  Parent shall authorize a commercial bank
          ------------------------
reasonably acceptable to the Company (or such other Person (as defined in
Section 1.8(a) hereof) or Persons as shall be reasonably acceptable to Parent and the Company) to act as Exchange Agent hereunder (the "Exchange Agent"). As
                                                          --------------
soon as practicable after the Effective Time, Parent shall deposit with the Exchange Agent, in trust for the holders of shares of Company Common Stock converted in the Merger, certificates representing the shares of Parent Common Stock and certificates representing the Algos Warrants, including certificates representing Algos Warrants subject to the transfer restrictions set forth in the Warrant Agreement (the "Non-Transferable Warrants"), each issuable pursuant
                            -------------------------
to Section 1.7(c) hereof in exchange for outstanding certificates representing shares of Company Common Stock (such shares of Parent Common Stock and Algos Warrants, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange
                                      --------

Fund").  Except as contemplated by this Section 1.8, and Section 1.11 hereof,
-----
the Exchange Fund shall not be used for any other purpose. For purposes of this Agreement, "Person" means any natural person, firm, individual, corporation,
            ------
limited liability company, partnership, association, joint venture, company, business trust, trust or any other entity or organization, whether incorporated or unincorporated, including a government or political subdivision or any agency or instrumentality thereof.

     (b)  Exchange Procedures.  As soon as practicable after the Effective Time,
          -------------------
Parent shall cause the Exchange Agent to mail to each record holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock converted in the Merger (the "Certificates") a letter of transmittal (in customary form), which shall
      ------------
specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon actual delivery of the Certificates to the Exchange Agent, and shall contain instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock, certificates representing Algos Warrants. Upon surrender to the Exchange Agent for cancellation of a Certificate, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (i) a certificate representing that number of whole shares of Parent Common Stock into which the shares of Company Common Stock represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article I, (ii) a certificate representing that number of Algos Warrants (or, if requested, Non-Transferable Warrants) into which the shares of Company Common Stock represented by the surrendered Certificate shall have been converted at the Effective Time pursuant to this Article I and (iii) any dividends and other distributions payable in accordance with Section 1.9 hereof, and any Certificate so surrendered shall forthwith be canceled.

     Section 1.9  Dividends; Transfer Taxes; Withholding.
                  --------------------------------------

     (a) No dividends or other distributions that are declared on or after the Effective Time on Parent Common Stock, or are payable to the holders of record thereof on or after the Effective Time, will be paid to any Person entitled by reason of the Merger to receive a certificate representing Parent Common Stock and a certificate representing Algos Warrants, until such Person surrenders such certificates in accordance with Section 1.8 hereof. Subject to the effect of applicable law, there shall be paid to each record holder of a new certificate representing such Parent Common Stock: (i) at the time of such surrender or as promptly as practicable thereafter, the amount of any dividends or other distributions theretofore paid with respect to the shares of Parent Common Stock represented by such new certificate and having a record date on or after the Effective Time and a payment date prior to such surrender; (ii) at the appropriate payment date or as promptly as practicable thereafter, the amount of any dividends or other distributions payable with respect to such shares of Parent Common Stock and having a record date on or after the Effective Time, but prior to such surrender and a payment date on or subsequent to such surrender. In no event shall (1) the Person entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions and (2) any dividends or distributions be payable on the Algos Warrants or to the holders of record thereof unless and until such Algos Warrants are exercised in accordance with the terms of the Warrant Agreement.

     (b) If any cash or certificates representing shares of Parent Common Stock or Algos Warrants are to be paid to or issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, subject to the limitations set forth in Section 1.8 hereof and in the Warrant Agreement with respect to Non-Transferable Warrants, and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other Taxes (as defined in Section 2.9 hereof) required by reason of the issuance of certificates representing such shares of Parent Common Stock or such Algos Warrants in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not applicable. Except as otherwise provided in Section 5.17 hereof, Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign Tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of which such deduction and withholding were made by Parent or the Exchange Agent.

     Section 1.10  [Intentionally Omitted.]

     Section 1.11  Return of Exchange Fund.  Any portion of the Exchange Fund
                   -----------------------
that remains undistributed to the former stockholders of the Company for six months after the Effective Time shall be delivered to Parent, upon demand of Parent, and any such former stockholders who have not theretofore complied with this Article I shall thereafter look only to Parent for payment of their claim for Parent Common Stock, Algos Warrants and any dividends or distributions with respect to Parent Common Stock. Neither Parent nor either Constituent Corporation shall be liable to any former holder of Company Common Stock for any such shares of Parent Common Stock, Algos Warrants, cash and dividends and distributions held in the Exchange Fund which are delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     Section 1.12  Adjustment of Conversion Number.  In the event of any
                   -------------------------------
reclassification, recapitalization, stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock) or subdivision with respect to Parent Common Stock, any change or conversion of Parent Common Stock into other securities, any other dividend or distribution with respect to the Parent Common Stock as the same may be adjusted from time to time pursuant to the terms of this Agreement (or if a record date with respect to any of the foregoing should occur), prior to the Effective Time, appropriate and proportionate adjustments shall be made to the Conversion Number, and all references to the Conversion Number in this Agreement shall be deemed to be to the Conversion Number as so adjusted; provided that in
                                                               -------- ----
no event shall any such adjustment occur on account of the Charter Amendment or the Parent Recapitalization.

     Section 1.13  No Further Ownership Rights in Company Common Stock.  All
                   ---------------------------------------------------
shares of Parent Common Stock and all Algos Warrants issued pursuant to the terms hereof (including any cash paid pursuant to Section 1.10 hereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to the shares of Company Common Stock represented by such Certificates.

     Section 1.14  Closing of Company Transfer Books.  At the Effective Time,
                   ---------------------------------
the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock outstanding prior to the Effective Time shall thereafter be made on the records of the Company. If, after the Effective Time, Certificates are presented to the Surviving Corporation, the Exchange Agent or Parent, such Certificates shall be canceled and exchanged as provided in this
Article I.

     Section 1.15  Lost Certificates.  If any Certificate shall have been lost,
                   -----------------
stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock, the Algos Warrants and any dividends or other distributions to which the holder thereof is entitled pursuant to Section 1.9 hereof.

     Section 1.16  Affiliates.  Certificates surrendered for exchange by each
                   ----------
Affiliate (as defined in Section 5.4 hereof) of the Company for purposes of Rule 145(c) under the Securities Act of 1933 and the rules and regulations promulgated thereunder (the "Securities Act") that has been identified and
                             --------------
required to provide an Affiliate letter pursuant to Section 5.4 hereof shall not be exchanged until Parent has received such Affiliate letter from such Person as provided in Section 5.4 hereof.

     Section 1.17  Further Assurances.  If at any time after the Effective Time
                   ------------------
the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of either of the Constituent Corporations or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of either of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and to do, in the name and on behalf of either Constituent Corporation, all such other acts and things as may be necessary, desirable or proper to vest, perfect or confirm the Surviving Corporation's right, title or interest in, to or under any of the rights, privileges, powers, franchises, properties or assets of such Constituent Corporation and otherwise to carry out the purposes of this Agreement.

     Section 1.18  Closing.  Subject to the satisfaction or waiver of the
                   -------
conditions set forth in Article VI hereof, the closing of the transactions contemplated by this Agreement (the "Closing") and all actions specified in this
                                     -------
Agreement to occur at the Closing shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in New York, New York at 10:00 a.m. (New York
time) on a date to be specified by the parties hereto, but no later than the business day immediately following the satisfaction or waiver of the conditions set forth in Section 6.1(a), (b), (c) and (d)
hereof or at such other time, date or place as Parent and the Company shall agree. The date on which the Closing occurs is referred to herein as the "Closing Date."
 ------------


                                  ARTICLE II

               REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

     Parent and Sub jointly and severally represent and warrant to the Company as follows:

     Section 2.1  Organization, Standing and Power. Each of Parent and Sub is a
                  --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted and to enter into and perform this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby. Each Subsidiary (as hereinafter defined) of Parent (other than Sub) is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power and authority to carry on its business as now being conducted, except where the failure to be so organized, existing or in good standing or to have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect (as hereinafter defined) on Parent. Each of Parent and its Subsidiaries is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on Parent. For purposes of this Agreement, (a) each of "Material Adverse Change" or "Material Adverse
                             -----------------------      ----------------
Effect" means, when used with respect to Parent, Sub or the Company, as the case
------
may be, any change or effect that is materially adverse to the business, assets, liabilities, results of operation or condition (financial or otherwise) of Parent and its Subsidiaries, taken as a whole, or the Company, as the case may be, excluding, in either case, any changes, circumstances or effects resulting from or related to changes or developments in the economy, financial markets or regulatory or political climate generally, any changes in conditions or developments generally applicable to the industries in which Parent and Subsidiaries of Parent or the Company, as the case may be, are involved, any changes or developments related to the general relationship of Parent and Subsidiaries of Parent or the Company, as the case may be, with the U.S. Food and Drug Administration ("FDA") or the U.S. Drug Enforcement Administration
                          ---
("DEA") and in the case of the Company, any change or development relating to
  ---
MorphiDex(R) or any other of the Company's products under
development (including the FDA or DEA approval process relating thereto) and except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof and (b) "Subsidiary" means any corporation, partnership, joint venture or other legal
 ----------
entity of which Parent or the Company, as the case may be (either alone or through or together with any other Subsidiary), owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which generally are entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, joint venture or other legal entity. Parent has heretofore delivered to the Company complete and correct copies of Parent's certificate of incorporation ("Parent Charter") and
                                                          --------------
by-laws ("Parent By-Laws") and Sub's certificate of incorporation and by-laws,
          --------------
each as in effect on the date of this Agreement.

     Section 2.2  Capital Structure.  As of the date of this Agreement, the
                  -----------------
authorized capital stock of Parent consists of (i) 2,000,000 shares of Parent Common Stock, (ii) 200,000 shares of class A common stock, par value $.01 per share, of Parent ("Parent Class A Common Stock") and (iii) 500,000 shares of
                   ---------------------------
preferred stock, par value $.01 per share, of Parent (the "Parent Preferred
                                                           ----------------
Stock").  At the close of business on November 15, 1999, (i) 929,950 shares of
-----
Parent Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights; (ii) 174,560 shares of Parent Class A Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, and 290 of which are held in the treasury of the Parent; (iii) 618,750 shares of Parent Common Stock were reserved for future issuance pursuant to Parent's 1997 Executive Stock Option Plan and Parent's 1997 Employee Stock Option Plan (collectively, the "Parent Stock Plans"); (iv) 6,000 shares of Parent Common
                    ------------------
Stock were reserved for future issuance pursuant to Parent's 1997 Employee
Stock Purchase Plan (the "Parent Stock Purchase Plan" and, together with the
                          --------------------------
Parent Stock Plans, the "Parent Incentive Plans"); and (v) no shares of Parent
                         ----------------------
Preferred Stock were issued or outstanding. All of the shares of Parent Common Stock and all of the Algos Warrants issuable in exchange for Company Common Stock at the Effective Time in accordance with this Agreement will be, when so issued, duly authorized, validly issued, free of preemptive rights and, in the case of the shares of the Parent Common Stock, fully paid and nonassessable. Each share of Parent Common Stock issuable upon exercise of the Algos Warrants will be fully paid and nonassessable at the time of exercise. As of the date of this Agreement, except for (a) this Agreement, (b) stock options covering not in excess of 618,750 shares of Parent Common Stock (collectively, the "Parent Stock
                                                                    ------------
Options") and (c) the Parent Stock Purchase Plan, there are no options,
-------
warrants, calls, rights or agreements to which Parent or any of its Subsidiaries is a party or by which any of them is bound obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Parent or any of its Subsidiaries, or securities convertible into or exchangeable for such capital stock, or obligating Parent or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, right or agreement. Since November 15, 1999, Parent has not issued any shares of its capital stock, or securities convertible into or exchangeable for such capital stock, other than shares issued in the ordinary course pursuant to the Parent Stock Plans. Except as set forth in Schedule 2.2 of that separate disclosure letter delivered by Parent to the Company at or prior to the execution and delivery by Parent of this Agreement (the "Parent Disclosure
                                                         -----------------
Schedule"), there are no outstanding contractual obligations of Parent or any of
--------
Parent's Subsidiaries (i) restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, (iv) requiring the registration for sale of, or (v) granting any preemptive or antidilutive right with respect to, any shares of Parent Common Stock, Parent Class A Common Stock, Parent Preferred Stock or any capital stock of any Subsidiary of Parent. The execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof will not, except as set forth in such Transaction Agreements, give rise to any preemptive right or antidilutive right of any Person with respect to any shares of Parent Common Stock, Parent Class A Common Stock, Parent Preferred Stock or any capital stock of any Subsidiary of Parent. Each outstanding share of capital stock or other equity interests of each Subsidiary of Parent is duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights, and each such share is owned by Parent or another Subsidiary of Parent, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever.

     Section 2.3 Authority. Each of Parent and Sub has all requisite corporate
                 ---------
power and authority to enter into the Transaction Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. On or prior to the date of this Agreement, the respective Boards of Directors of Parent and Sub have each declared the Merger advisable and in the best interest of their respective stockholders and have each approved execution and delivery of this Agreement in accordance with applicable law; the Board of Directors of Sub has recommended to Parent, as the sole stockholder of Sub, that it approve this Agreement in accordance with the DGCL; the Board of Directors of Parent has authorized that it approve this Agreement in its capacity as the sole stockholder of Sub in accordance with the DGCL; and concurrently with the execution of this Agreement, Parent is approving this Agreement as the sole stockholder of Sub in accordance with the DGCL. On or prior to the date of this Agreement, the stockholders of Parent, in accordance with the DGCL and the Parent Charter, shall have approved the Charter Amendment. The execution and delivery by each of Parent and Sub of the Transaction Agreements to which it is a party and the consummation by Parent and Sub of the transactions contemplated hereby and thereby, including the Share Issuance, have been duly authorized by all necessary corporate action on the part of Parent and Sub, subject to the filing of the Certificate of Merger pursuant to the DGCL. Each of Parent and Sub have duly executed and delivered the Transaction Agreements to which it is a party and (assuming the valid authorization, execution and delivery thereof by the other parties thereto) each such Transaction Agreement constitutes the valid and binding obligation of Parent and Sub enforceable against each of them in accordance with their terms, except as the enforceability hereof and thereof may be limited (1) by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (2) general principals of equity, whether considered in a proceeding at law or in equity. Prior to the filing thereof, the filing of a registration statement on Form S-4 with the Securities and Exchange Commission ("SEC") by Parent under the
                                              ---
Securities Act for the purpose of registering the shares of Parent Common Stock and the Algos Warrants to be issued in the Merger and the shares of Parent Common Stock to be issued upon exercise of the Algos Warrants (together with any amendments or supplements thereto, whether prior to or after the effective date thereof, the "Registration Statement") and the taking of all actions in
              ----------------------
connection therewith will have been duly authorized by Parent's Board of Directors.

     Section 2.4  Consents and Approvals; No Violation. Assuming that all
                  ------------------------------------
consents, approvals, authorizations and other actions described in the second sentence of this Section 2.4 have been obtained and all filings and obligations described in the second sentence of this Section 2.4 have been made, the execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in any violation of, or breach or default (with or without due notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of any benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any provision of (i) the Parent Charter or Parent By-Laws, (ii) any provision of the comparable charter or organization documents of any of Parent's Subsidiaries,
(iii) any loan or credit agreement, note, bond, mortgage, lease, indenture, or other contract, agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries, (iv) any license, permit or other instrument, contract or agreement granted by, or entered into with, the FDA or the DEA or (v) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to

Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii), (iii), (iv) or (v), any such conflicts, violations, breaches, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, or prevent or materially delay the consummation of any of the transactions contemplated hereby or thereby. No filing, notification or registration with, or authorization, consent or approval of, any domestic (federal and state), or foreign court, commission, governmental body, regulatory or administrative agency, authority or tribunal (a "Governmental Entity") is required by or with respect to Parent or any of its
 -------------------
Subsidiaries in connection with the execution, delivery and performance of the Transaction Agreements by Parent or Sub or is necessary for the consummation of the Merger and the other transactions contemplated by the Transaction Agreements, except for (i) in connection, or in compliance, with the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act and the Securities Exchange Act of 1934, as
 -------
amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), (ii) the filing of the Certificate of Merger with the Secretary
 ------------
of State of the State of Delaware and the filing of the appropriate documents with the relevant authorities of other states in which Parent or any of its Subsidiaries is qualified to do business, each of which is set forth in Schedule
2.4 of the Parent Disclosure Schedule, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation (including any rules and regulations of the FDA and the DEA ) pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by the Transaction Agreements, each of which is set forth in Schedule 2.4 of the Parent Disclosure Schedule, (iv) such filings, authorizations, orders and approvals as may be required by state takeover laws (the "State Takeover Approvals"), each of which is set forth in Schedule 2.4 of
      ------------------------
the Parent Disclosure Schedule, (v) applicable requirements, if any, of "blue sky" laws and the NASDAQ National Market (the "NASDAQ") and (vi) such other
                                               ------
consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on Parent, or prevent or materially delay the consummation of any of the transactions contemplated by the Transaction Agreements. The execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in any violation of, or breach or default (with or without due notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of any benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any of the license agreements to which it is a party, except for such conflicts, violations, breaches, defaults, rights or liens as would not, individually or in the aggregate, have a Material Adverse Effect on Parent. All material license agreements of Parent or any of its Subsidiaries are listed in Schedule 2.4 of the Parent Disclosure Schedule.

     Section 2.5  Financial Statements. Parent has previously provided the
                  --------------------
Company with true and accurate copies of (x) Parent's audited financial statements for the years ended December 31, 1997 and December 31, 1998, and (y) Parent's unaudited financial statements for the six-month periods ended June 30, 1998 and June 30, 1999 (collectively, the "Parent Financial Statements"). The
                                           ---------------------------
Parent Financial Statements, as of their respective dates, fairly present in all material respects in accordance with generally accepted accounting principles ("GAAP") the consolidated financial position of Parent and its consolidated
  ----
Subsidiaries as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to any other adjustments described therein and normal year-end audit adjustments and to any other adjustments described therein). Except as required by GAAP, Parent has not, since December 31, 1998, made any change in the accounting practices or policies applied in the preparation of the financial statements. The books and records of Parent and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and other applicable legal and accounting requirements.

     Section 2.6  Registration Statement and Proxy Statement.  None of the
                  ------------------------------------------
information to be supplied by Parent or Sub for inclusion or incorporation by reference in the Registration Statement or the proxy statement/prospectus included therein (together with any amendments or supplements thereto, the "Proxy Statement") relating to the Stockholder Meeting (as hereinafter defined)
 ---------------
will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, the time of the Stockholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event with respect to Parent, its officers and directors or any of its Subsidiaries shall occur which is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Registration Statement will comply (excluding any matters relating to the Company, as to which Parent and Sub make no representations) as to form in all material respects with the provisions of the Securities Act.

     Section 2.7  Absence of Certain Changes or Events.  Except as disclosed in
                  ------------------------------------
Schedule 2.7 of the Parent Disclosure Schedule, since September 30, 1999, (A) none of Parent or any of its Subsidiaries has incurred any liability or obligation (indirect, direct or contingent), or entered into any oral or written agreement or other transaction, that is not in the ordinary course of business or that would, individually or in the aggregate, result in a Material Adverse Effect on Parent, except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof; (B) none of Parent or any of its Subsidiaries has sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that would, individually or in the aggregate, have a Material Adverse Effect on Parent; (C) there has been no action taken by Parent or any of its Subsidiaries that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a material breach of Section 4.1(a) hereof; and (D) there has been no event, circum stance or development that would, individually or in the aggregate, have a Material Adverse Effect on Parent.

     Section 2.8  Permits and Compliance.
                  ----------------------

     (a) Each of Parent and its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity ("Permits") necessary for it to own, lease and operate its properties or
         -------
to carry on its business as it is now being conducted (the "Parent Permits"),
                                                            --------------
except where the failure to have any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent, and, as of the date of this Agreement, no suspension or cancellation of any of the Parent Permits is pending or, to the Knowledge of Parent (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Parent Permits would not, individually or in the aggregate, have a Material Adverse Effect on Parent; provided that no representation is being made by the
                          -------- ----
Company in this sentence with respect to any investigational new drug application (an "IND") or new drug application (an "NDA") of Parent filed with
                 ---                                ---
the FDA (which are the subject of Section 2.13 hereof). None of Parent or any of its Subsidiaries is in violation of (A) its charter, by-laws or other organizational documents, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over Parent or any of its Subsidiaries, except, in the case of clauses (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

     (b) Schedule 2.8(b) of the Parent Disclosure Schedule contains a true and complete list of all written agreements (i) that would be required to be listed as exhibits to a registration statement of Parent on Form S-1 under the rules and regulations of the SEC if such registration statement were filed on the date of this Agreement, (ii) relating to indebtedness for money borrowed by Parent or any of its Subsidiaries, which, individually or in the aggregate, represent an amount greater than $1.0 million, excluding trade credit or payables arising in the ordinary course of business, (iii) creating any guarantee arrangement or other agreement to be liable for the obligations of a Person other than Parent or any of its wholly owned Subsidiaries, (iv) providing for payment or the receipt of payment or the sale of purchase or exchange of goods worth in excess of $20.0 million, (v) with any distributor or sales contractor for Parent's products, (vi) providing for any joint venture or partnership, (vii) with E.I. du Pont de Nemours and Company or The Dupont Merck Pharmaceutical Company or
any of its Subsidiaries or (viii) containing any provision or covenant materially limiting the ability of Parent or its Subsidiaries or any of its or their Affiliates to sell any products of or to any other Person, engage in any line of business or compete with or to obtain products or services from any Person or materially limiting the ability of any Person to provide products or services to Parent or any of its Subsidiaries or Affiliates (collectively, the "Parent Material Contracts"). Parent has previously provided the Company with
 -------------------------
true and correct copies of each of the Parent Material Contracts, as in effect on the date of this Agreement. Except as disclosed in Schedule 2.8(b) of the Parent Disclosure Schedule, the execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in any violation of, or breach or default (with or without due notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of any benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other contract, agreement or instrument to which Parent or any of its Subsidiaries is a party or by which Parent or any of its Subsidiaries is bound or to which any of the properties, assets or operations of Parent or any of its Subsidiaries is subject, other than such conflicts, violations, breaches, defaults, rights or liens as would not, individually or in the aggregate, have a Material Adverse Effect on Parent. As used in this Agreement, "Knowledge of Parent" means the
                                              -------------------
actual knowledge of any of the Chief Executive Officer, Chief

Operating Officer, Chief Financial Officer, General Counsel of Parent or Senior Vice President-Research and Development.

     Section 2.9  Tax Matters.
                  -----------

     Except as set forth in Schedule 2.9 of the Parent Disclosure Schedule:

     (a) All federal, state, local and foreign Tax Returns required to be filed (taking into account extensions) by or on behalf of Parent and each of its Subsidiaries (i) have been timely filed, except for such Tax Returns that the failure by Parent or such Subsidiary to timely file would not, individually or in the aggregate, have a Material Adverse Effect on Parent, and (ii) are true, complete and correct in all material respects.

     (b) All Taxes payable by or with respect to Parent and any of its Subsidiaries have been timely paid, or adequately reserved for (in accordance with GAAP) in the most recent Parent Financial Statements, except for Taxes that the failure of which to pay would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     (c) No deficiencies for any Taxes have been proposed, asserted or assessed either orally or in writing against Parent or any of its Subsidiaries that are not adequately reserved for (in accordance with GAAP) in the most recent Parent Financial Statements, except for such deficiencies as would not, individually or in the aggregate, have a Material Adverse Effect on Parent. All assessments for Taxes due and owing by or with respect to Parent or any of its Subsidiaries with respect to completed and settled examinations or concluded Litigation have been paid.

     (d) No examinations have been completed or are presently being conducted with respect to the Parent or any of its Subsidiaries' federal or material state income Tax Returns.

     (e) Parent and each of its Subsidiaries have complied with all rules and Treasury regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign Laws) and have, within the time and in the manner required by law, withheld from employee wages and paid over to the proper Governmental Entities all amounts required to be so withheld and paid over under all Applicable Laws, except where the failure to be in such compliance or to withhold and pay over such amounts would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     (f) Parent and each of its Subsidiaries (i) have not waived any statutory period of limitations in respect of its or their Taxes or Tax Returns or (ii) are not a party to, not bound by, or have no obligation under any agreement, contract or arrangement for the sharing, allocation, or indemnification of Taxes (other than indemnification agreements where Taxes incidental to the primary obligation so indemnified are also indemnified).

     (g) No property of Parent or any of its Subsidiaries is "tax-exempt use property" (as such term is defined in Section 168 of the Code).

     (h) Neither Parent nor any of its Subsidiaries has filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "Subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by Parent or any of its Subsidiaries.

     (i) Parent is not, and has not been for the five years preceding the Closing, a "United States real property holding company" (as such term is defined in Section 897(c)(2) of the Code).

     (j) Parent has no reason to believe that any condition exists, nor has Parent, nor any of its Subsidiaries, taken any action or failed to take any action, that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

For purposes of this Agreement the term (i) "Taxes" will mean any and all
                                             -----
federal, state, local, foreign, provincial, territorial or other taxes, imposts, tariffs, fees, levies or other similar assessments or liabilities and other charges of any kind, including income taxes, ad valorem taxes, excise taxes, withholding taxes, stamp taxes or other taxes of or with respect to gross receipts, premiums, real property, personal property, windfall profits, sales, use, transfers, licensing, employment, social security, workers' compensation, unemployment, payroll and franchises imposed by or under any Law; and such terms will include any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any such tax or any contest or dispute thereof and (ii) "Tax Returns" will mean any declaration,
                                         -----------
return, report, schedule, certificate, statement or other similar document (including relating or supporting information) required to be filed with a Governmental Entity, or where none is required to be filed with a Governmental Entity, the statement or other document issued by a Governmental Entity in connection with any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

     Section 2.10  Actions and Proceedings.  Except as set forth in Schedule
                   -----------------------
2.10 the Parent Disclosure Schedule, (a) there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving Parent or any of its Subsidiaries, against or involving any of the present directors or officers of Parent or any of its Subsidiaries, as such, or involving any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on Parent and (b) as of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the
Knowledge of Parent, threatened against or involving   Parent or any of its
Subsidiaries against or involving any of the present directors or officers of Parent or any of its Subsidiaries, as such, or involving any of its or their properties, assets or business before any court or arbitration tribunal or before any Governmental Entity that, individually or in the aggregate, would have a Material Adverse Effect on Parent. As of the date of this Agreement, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending, or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries or any of its or their present directors or officers, as such, or any of its or their properties, assets or business before any court or arbitration tribunal or before any Governmental Entity relating to the transactions contemplated by the Transaction Agreements.

     Section 2.11  Certain Agreements.  Schedule 2.11 of the Parent Disclosure
                   ------------------
Schedule sets forth each material oral or written stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan to which Parent or any of its Subsidiaries is a party. Except as set forth in Schedule
2.11 of the Parent Disclosure Schedule, as of the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase shares of Parent Common Stock, or shares of Parent Common Stock granted in connection with the performance of services for Parent or its Subsidiaries, is or will be entitled to receive cash from Parent or any Subsidiary in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement (other than in lieu of fractional shares). Neither Parent nor any Subsidiary is a party to any termination benefits agreement or severance agreement or employment agreement which would be triggered by the consummation of the transactions contemplated by this Agreement.

     Section 2.12  ERISA.
                   -----

     (a) Schedule 2.12(a) of the Parent Disclosure Schedule lists each Parent Plan (as hereinafter defined). With respect to each material Parent Plan,
Parent has made (or as soon as practicable will make) available to the Company a true and correct copy of (i) the three most recent annual reports (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) such Parent Plan and
                                              ---
any amendments thereto, (iii) each trust agreement, insurance contract or administration agreement relating to such Parent Plan and the latest financial statements thereof, (iv) the most recent summary plan description of each Parent Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Parent Plan subject to Title IV of ERISA, (vi) the most recent determination letter, if any, issued by the IRS with respect to any Parent Plan intended to be qualified under section 401(a) of the Code and (vii) any written description that exists as of the date of this Agreement of any unwritten Parent Plan. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (i) each Parent Plan complies with all applicable statutes and governmental rules and regulations, including but not limited to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code and the Consolidated Omnibus Budget
                   -----
Reconciliation   Act of 1985, as amended ("COBRA"), and (ii) no "reportable
                                           -----
event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Parent Plan for which the 30-day notice requirement has not been waived,
(iii) none of Parent or its Subsidiaries is or has been obligated to contribute or otherwise may have any liability with respect to any Parent Multiemployer Plan (as hereinafter defined), (iv) no action has been taken, or is currently being considered, to terminate any Parent Plan subject to Title IV of ERISA, (v) Parent has complied with the continued medical coverage requirements of COBRA,
(vi) no Parent Plan has engaged in a "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) and (vii) no liability under Title IV or Section 302 of ERISA or Section 412 of the Code has been incurred by Parent that has not been satisfied in full, and no condition exists that presents a risk to Parent of incurring any such liability. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, no Parent Plan subject to Title IV of ERISA, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

     (b) With respect to any Parent Plan which is subject to Title IV of ERISA, the present value of accrued benefit obligations, as determined in accordance with FAS 87 in accordance with the actuarial assumptions used to prepare the most recent reports of such Parent Plan, did not exceed the fair market value of the Plan assets as of the most recent valuation date for which an actuarial report has been prepared and to the Knowledge of Parent, there has not been any material adverse change to such status. All contributions required to be made with respect to any Parent Plan on or prior to the Closing Date have been timely made or are reflected on the most recent balance sheet of Parent. With respect to the Parent Plans, no event has occurred in connection with which Parent would be subject to any liability under the terms of such Parent Plans, ERISA, the Code or any other applicable law which would have, individually or in the aggregate, a Material Adverse Effect on Parent. With respect to any current or former employee, director, officer, consultant or contractor of Parent or its Subsidiaries, consummation of the transactions contemplated by this Agreement shall not result in the payment or provision of additional compensation or benefits or accelerate the vesting, payment or funding of any compensation or benefits. No amounts payable by reason of this transaction under the Parent Plans will fail to be deductible for federal income tax purposes by virtue of either Section 280G or
Section 162(m) of the Code. All Parent Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified or a timely application for such determination is pending, and to the Knowledge of Parent, there is no reason why any such Parent Plan is not so qualified in operation. Parent does not have any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent other than as required by ERISA or as disclosed in
Schedule 2.12 of the Parent Disclosure Schedule. There are no pending or, to the Knowledge of Parent, threat ened, claims, suits, audits or investigations related to any Parent Plan other than claims for benefits in the ordinary course and other than claims, suits, audits or investigations that would not, individually or in the aggregate, have a Material Adverse Effect on Parent. As used herein, (i) "Parent Plan" means each deferred compensation and each bonus
                  -----------
or other incentive compensation, stock purchase, stock option and other equity compensation or ownership plan, program, agreement or arrangement, each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of the ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, retention, consulting, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by Parent or its Subsidiaries, including any plan subject to Title IV of ERISA maintained within the past five (5) years by Parent or any of its Subsidiaries and (ii) "Parent Multiemployer Plan" means a "multiemployer plan"
                       -------------------------
(as defined in Section 4001(a)(3) of ERISA) to which Parent is or has been obligated to contribute or otherwise may have any liability.

     Section 2.13  Compliance with Certain Laws.
                   ----------------------------

     (a) Except as disclosed in Schedule 2.13(a) of the Parent Disclosure Schedule, the properties, assets and operations of Parent and its Subsidiaries are in compliance with all Applicable Laws, except for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on Parent. Except as disclosed in Schedule 2.13(a) of the Parent Disclosure Schedule, with respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of Parent or any of its Subsidiaries that may interfere with or prevent compliance or continued compliance with all Applicable Laws, other than any such interference or prevention as would not, individually or in the aggregate with any such other interference or prevention, have a Material Adverse Effect on Parent. For purposes of this Agreement, "Applicable Laws" shall mean applicable federal,
                             ---------------
state, local and foreign laws, rules and regulations, orders, decrees, judgments, permits and licenses of all Governmental Entities (including, but not limited to, those related to public and worker health and safety, controlled substances and the protection and clean-up of the environment and activities or conditions related thereto (including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials) (collectively, "Environmental Laws")). The term "hazardous materials"
                           ------------------               -------------------
shall mean those substances that are regulated by or form the basis for liability under any applicable Environmental Laws. Parent will make available to the Company such certificates and environmental studies with respect to such properties as Parent has available on the date of this Agreement.

     (b) Each of Parent's and its Subsidiaries' manufacturing, distribution, development and marketing practices are in compliance with all applicable federal and state laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands, including, without limitation, laws and regulations administered by the FDA and the DEA, except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     (c) Each of Parent and its Subsidiaries possesses FDA approval or allowance of all material investigational or marketed product applications as are currently legally required and are necessary for the conduct of its business as now being conducted, a list of which is attached hereto as Schedule 2.13(c) of the Parent Disclosure Schedule, true and correct copies of which have been provided to the Company by Parent.

     (d) Since December 1, 1997, none of Parent or any of its Subsidiaries has used the services of any person debarred under the provisions of the Generic Drug

Enforcement Act of 1992, 21 U.S.C. (S) 335(a)(b). Since December 1, 1997, none of Parent, its Subsidiaries, nor any of their respective officers, employees, agents or affiliates, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. (S) 335a(a) or authorized by 21 U.S.C. (S) 335a(b).

     (e) Each of Parent and its Subsidiaries is in compliance with all (i) federal and state laws applicable to the development, manufacture, processing, packing, testing and sale of pharmaceutical products to the extent such laws are applicable to it, (ii) rules and regulations of the FDA and the DEA to the extent such rules and regulations are applicable to it, and (iii) product applications (including INDs) has been approved by the FDA under which Parent or any of its Subsidiaries has sold any product on or after November 1, 1999, except in each case where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on Parent. All manufacturing operations conducted by or for the benefit of Parent or any of its Subsidiaries have been and are being conducted in compliance with the current Good Manufacturing Practice regulations set forth in 21 C.F.R. Parts 210 and 211, except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     (f) As to each drug of Parent for which a product application has been approved by, or an IND has been filed with, the FDA, the applicant and all Persons performing operations covered by the application are in compliance with the requirements of the Food, Drug and Cosmetics Act, as amended (the "FDCA"),
                                                                       ----
and the implementing regulations of the FDA, respectively, and all terms and conditions of the application, except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     (g) Each of Parent and its Subsidiaries is in material compliance with all applicable registration and listing requirements set forth in 21 U.S.C. (S) 360 and 21 C.F.R. Part 207. To the extent required, each of Parent and its Subsidiaries has obtained registrations from the DEA and are in material compliance with all such registrations and all applicable regulations promulgated by the DEA.

     (h) Neither Parent, any of its Subsidiaries, nor their respective officers, employees, or agents have made an untrue statement of material fact or fraudulent statement to the FDA or the DEA, failed to disclose a material fact required to be disclosed to the FDA or the DEA, or committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed. Reg. 46191 (September 10, 1991).

     (i) Parent has made available to the Company copies of any and all notices of inspectional observations (FD 483's), establishment inspection reports, warning letters and any other documents received from or issued by the FDA or the DEA within the last three years that indicate or suggest lack of compliance with the FDA or the DEA regulatory requirements by Parent, any Subsidiary of Parent, or Persons covered by product applications or otherwise performing services for the benefit of Parent or any of its Subsidiaries with respect to services or products provided to Parent or any of its Subsidiaries.

     (j) Neither Parent nor any of its Subsidiaries has received any written notice that the FDA or the DEA has commenced or threatened to initiate (i) any action to withdraw its approval or request the recall of any product of Parent or any Subsidiary of Parent, (ii) any action to enjoin (A) production at any facility owned or used by Parent, any of Parent's Subsidiaries or any Person on behalf of Parent or any of Parent's Subsidiaries or (B) any facility (including any clinical facility where testing and/or trials occur) owned or used by Parent, any of Parent's Subsidiaries or any Person on behalf of Parent or any of Parent's Subsidiaries, (iii) the withdrawal of approval of any product application (including any IND), other than such withdrawals of approval that would not, individually or in the aggregate, have a Material Adverse Effect on Parent, or (iv) any material civil penalty, injunction, seizure or criminal action.

     (k) To the Knowledge of Parent, as to each article of drug or consumer product currently manufactured and/or distributed by Parent or any Subsidiary of Parent, or by any Person on behalf of Parent or any Subsidiary of Parent, such article is not adulterated or misbranded within the meaning of the FDCA, 21 U.S.C. (S)(S) 301 et seq. and not in violation of 21 U.S.C. (S) 355.

     (l) As to each drug referred to in subsection (c) above, Parent, its Subsidiaries and their respective officers, employees, agents and affiliates have included or caused to be included in the application for such drug, where required, the certification described in 21 U.S.C. (S) 335a(k)(1) and the list described in 21 U.S.C. (S) 335a(k)(2), and such certification and such list was in each case true and accurate when made and remained true and accurate thereafter.

     (m) All pre-clinical trials and clinical trials Parent or its Subsidiaries has conducted or has had conducted for it by third parties, to the Knowledge of Parent, complies in all material respects with the requirements of Good Clinical Practice, Informed Consent, and all requirements relating to protection of human subjects, found in 21 C.F.R. (S)(S) 50, 54 and 56 and that all nonclinical laboratory testing complies with the requirements of 21 C.F.R. (S) 58.

     (n) As to each product application submitted to, but not approved by, the FDA, and not withdrawn by Parent or one of its Subsidiaries, or applicants acting on its behalf as of the date of this Agreement, each of Parent and its Subsidiaries has complied in all material respects with the requirements of the FDCA and implementing FDA regulations and has provided, or will provide, all additional information and taken, or will take, all additional action that has been deemed appropriate by Parent in connection with the application.

     (o) Parent and each of its Subsidiaries represent and warrant that in connection with the exportation of certain FDA regulated products, it is in compliance with the requirements of 21 U.S.C. (S)(S) 381 and 382 of the FDCA.

     Section 2.14  Liabilities.  Except as fully reflected or reserved against
                   -----------
in the consolidated balance sheet of Parent and its Subsidiaries as of December 31, 1998 (included in the Parent Financial Statements) or as disclosed in
Schedule 2.14 of the Parent Disclosure Schedule, Parent and its Subsidiaries have no liabilities (including, without limitation, tax liabilities) absolute or contingent, that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, other than liabilities incurred in the ordinary course of business or that, individually or in the aggregate, would not have a Material Adverse Effect on Parent.

     Section 2.15  Labor Matters.  Except as set forth in Schedule 2.15 of the
                   -------------
Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or labor contract. Neither Parent nor any of its Subsidiaries has engaged in any unfair labor practice with respect to any Persons employed by or otherwise performing services for Parent or any of its Subsidiaries (the "Parent Business Personnel"), and there is no
                                 -------------------------
unfair labor practice complaint or grievance against Parent or any of its Subsidiaries by the National Labor Relations Board or any comparable state agency pending or, to Parent's Knowledge, threatened in writing with respect to the Parent Business Personnel, except where such unfair labor practices, complaints or grievances would not, individually or in the aggregate, have a Material Adverse Effect on Parent. There is no labor strike, dispute, slow down or stoppage pending or, to the Knowledge of Parent, threatened against or affecting Parent or any of its Subsidiaries which may interfere with the respective business activities of Parent or any of its Subsidiaries, except where such disputes, strikes or work stoppages would not, individually in the aggregate, have a Material Adverse Effect on Parent. Parent and its Subsidiaries are in compliance with all labor, employment and wage payment-related laws, regulations and rules, except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     Section 2.16  Intellectual Property.
                   ---------------------

     (a) Except as set forth in Schedule 2.16(a) of the Parent Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, Parent and each of its Subsidiaries are the owners of or have the valid and enforceable right to make, use, sell, offer to sell and import all Parent Intellectual Property to the extent used in or necessary for the conduct of Parent or any of its Subsidiaries' business, free and clear of all liens, security interests, charges or encumbrances of any kind and, except for the Parent License Agreements set forth in Schedule 2.16(b) of the Parent Disclosure Schedule, free and clear of all licenses to third parties granting any right to use or practice any rights under any Parent Intellectual Property. As used in this Agreement, the term "Parent Intellectual Property" shall mean:
                                     ----------------------------
(i) Parent's or any of its Subsidiaries' registered and unregistered trade marks, service marks (including registrations, recordings and applications in the United States Patent and Trademark Office, any state of the United States or any other Governmental Entity worldwide), slogans, trade names, logos and trade dress (collectively, together with the good will symbolized thereby or associated with each, "Parent Trademarks"); (ii) all of Parent's or any of its
                       -----------------
Subsidiaries' national (including, but not limited to, the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including, but not limited to, all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations, and all rights therein provided by law, multinational treaties or conventions) (collectively, "Parent Patents"); (iii) all of Parent's or any of its
                --------------
Subsidiaries' national and multinational registered and material unregistered copyrights, including, but not limited to, copyrights in software programs and databases (collectively, "Parent Copyrights"); (iv) Parent's or any of its
                          -----------------
Subsidiaries' software programs documentation and manuals used in connection therewith and databases (together, "Parent Software"); (v) all of Parent's or
                                    ---------------
any of its Subsidiaries' (A) inventions, whether patentable or not patentable, whether or not reduced to practice, and not yet made the subject of a pending patent application or applications, (B) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and not yet made the subject of a patent application, (C) trade secrets and confidential, technical information (including ideas, formulas, compositions, inventions and conceptions of inventions whether patentable or not patentable and whether or not reduced to practice), (D) technology (including, without limitation, know-how and show-how), manufacturing and production processes and techniques, service and repair manuals, research and development information, drawings, specifications, designs, plans, proposals, technical data and copyrightable works, whether secret or confidential or not, and all proprietary or confidential business information, (E) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights and
(F) all records (including, but not limited to, laboratory, research and testing notebooks) in any accessible format (including, but not limited to, paper records, photographs, audio and visual tape recordings and computer storage media and other information storage media) pertaining to patentable or potentially patentable subject matter and all technical manuals and documentation made or used in connection with any of the foregoing (collectively, "Parent Technology"); and (vi) agreements pursuant to which
                -----------------
Parent or any of its Subsidiaries has obtained or granted the right to use any of the foregoing (collectively, and together with other agreements to which Parent or any of its Subsidiaries are a party relating to the development, acquisition, use, sale, offer for sale or importation of Parent Intellectual Property, "Parent License Agreements").
           -------------------------

     (b) Schedule 2.16(b) of the Parent Disclosure Schedule sets forth a true, complete and accurate list of the following Parent Intellectual Property items owned by or under obligation of assignment to Parent or any of its Subsidiaries:
(i) all registrations of and applications to register Parent Trademarks material to the business of Parent or any of its Subsidiaries as conducted on the date of this Agreement; (ii) all unregistered Parent Trademarks which are material to the business of Parent or any of its Subsidiaries as conducted on the date of this Agreement; (iii) all Parent Patents; (iv) all registrations of and applications to register any Parent Copyrights; (v) all Parent Software; and
(vi) all Parent License Agreements, other than off-the-shelf Parent Software licenses.

     (c) Except as set forth in Schedule 2.16(c) of the Parent Disclosure Schedule, either Parent or one of its Subsidiaries is the sole and exclusive owner of Parent Intellectual Property items set forth in Schedule 2.16(b) of the Parent Disclosure Schedule and Parent or one of its Subsidiaries, as applicable, is listed in the records of the appropriate Governmental Entity as the sole owner of record. Except as set forth in Schedule 2.16(c) of the Parent Disclosure Schedule, there is no lien, security interest, charge or encumbrance of any kind on the right of Parent or any of its Subsidiaries to transfer any of Parent Intellectual Property. Except as otherwise indicated in Schedule 2.16(b) of the Parent Disclosure Schedule, (i) all issued patents set forth thereon are valid and enforceable and (ii) (A) as of the date of this Agreement, no such trademark registrations, trademark applications, issued patents or patent applications set forth in Schedule 2.16(b) of the Parent Disclosure Schedule are subject to any pending proceedings, including opposition, cancellation, interference or similar adversarial proceeding by or before any Governmental Entity and no such proceedings are threatened and (B) at the Effective Time, no such trademark registrations, trademark applications, issued patents or patent applications set forth in Schedule 2.16(b) of the Parent Disclosure Schedule are subject to any pending proceedings, including opposition, cancellation, interference or similar adversarial proceeding by or before any Governmental Entity and no such proceedings are threatened, other than such proceedings that would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     (d) There are no royalties, honoraria, fees or other payments payable by Parent or any of its Subsidiaries in respect of the use or the right to use any Parent Intellectual Property to any Person or Governmental Entity (excluding Taxes, governmental or attorneys' fees required in the normal course of obtaining patent, trademark or copyright rights and excluding governmental maintenance fees), except as set forth in the Parent License Agreements listed in Schedule 2.16(b) of the Parent Disclosure Schedule and pursuant to off-the-shelf Parent Software licenses. The Parent License Agreements set forth in
Schedule 2.16(b) of the Parent Disclosure Schedule are valid and binding obligations of the parties thereto, enforceable in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or general principals of equity, whether considered in a proceeding at law or in equity, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by Parent or any of its Subsidiaries (or, to the Knowledge of Parent or any of its Subsidiaries, any other party thereto) under any Parent License Agreement, except where such violations, breaches or defaults would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     (e) Except as disclosed in Schedule 2.16(e) of the Parent Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect on Parent, (i) none of the use by Parent or any of its Subsidiaries of any Parent Intellectual Property, the exercise of rights relating to Parent Patents, Parent Trademarks and Parent Copyrights contained within Parent Intellectual Property or the conduct of the business of Parent or any of its Subsidiaries infringes or otherwise violates any intellectual property rights (either directly or indirectly, such as through contributory infringement or inducement to infringe) of any third party and (ii) no such claims have been asserted or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries which have not been resolved. Except as disclosed in Schedule 2.16(e) of Parent Disclosure Schedule, (A) as of the date of this Agreement, (i) to the Knowledge of Parent, no third party is infringing or otherwise violating any Parent Intellectual Property rights of Parent or any of its Subsidiaries and (ii) no such claims are pending or threatened by Parent or any of its Subsidiaries against any third party and (B) at the Effective Time, (i) to the Knowledge of Parent, no third party is infringing or otherwise violating any Parent Intellectual Property rights of Parent that are material to the business of Parent as conducted or proposed to be conducted on the date of this Agreement and (ii) no such claims are pending or threatened by Parent against any third party, which involve any Parent Intellectual Property that is material to the business of Parent as conducted or proposed to be conducted on the date of this Agreement.

     (f) Except as disclosed in Schedule 2.16(f) of the Parent Disclosure Schedule, (i) as of the date of this Agreement, there are no suits or any other proceedings pending or, to the Knowledge of Parent, threatened before any Governmental Entity to which Parent or any of its Subsidiaries is a party challenging (A) Parent's or such Subsidiary's rights to own or use any Parent Intellectual Property or (B) the validity, enforceability or scope of the Parent Intellectual Property and (ii) at the Effective Time, there are no such suits to which Parent or any of its Subsidiaries is a party challenging (A) Parent's or such Subsidiary's rights to own or use any Parent Intellectual Property that is material to the business of the Company as conducted or proposed to be conducted on the date of this Agreement or (B) the validity, enforceability or scope of the Parent Intellectual Property that is material to the business of the Company as conducted or proposed to be conducted on the date of this Agreement. There are no settlement agreements, consents, judgments, orders, forebearances to sue or similar obligations which materially restrict any rights of Parent or any of its Subsidiaries to (i) make, use, sell, offer for sale, import or license under any Parent Intellectual Property or (ii) conduct its business in order to accommodate a third party's intellectual property rights.

     (g) Parent and each of its Subsidiaries employ reasonable measures to protect the confidentiality of the Parent Technology. Parent and each of its Subsidiaries require employees with access to the Parent Technology to execute a nondisclosure agreement substantially in accordance with the form(s) previously provided by Parent to the Company. Except as set forth in Schedule 2.16(g) of the Parent Disclosure Schedule, none of the current or former employees, officers or directors of Parent or any of its Subsidiaries (i) is suspected to be in violation of any such agreement or (ii) is suspected of having disclosed any Parent Technology to any third party except subject to an appropriate confidentiality agreement or as required by a Governmental Entity.

     (h) Except as set forth in Schedule 2.16(h) of the Parent Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of any rights of Parent or any of its Subsidiaries to own, use or license any Parent Intellectual Property, except where such losses or impairments would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     (i) Except as set forth in Schedule 2.16(i) of the Parent Disclosure Schedule, since December 1, 1997, none of Parent or any of its Subsidiaries has disposed of or permitted to lapse any rights to the use of any Parent Intellectual Property, or disposed of or disclosed to any Person other than representatives of the Company any Parent trade secret, formula, process or know-how not theretofore a matter of public knowledge other than in the ordinary course of business or pursuant to secrecy agreement.

     Section 2.17  Ownership of Shares.  As of the date of this Agreement, none
                   -------------------
of Parent, any Person deemed acting in concert with Parent or any of its Subsidiaries or any of Parent's Subsidiaries owns any shares of Company Common Stock.

     Section 2.18  Operations of Sub.  Sub is a direct, wholly-owned subsidiary
                   -----------------
of Parent, was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

     Section 2.19  Brokers.  No broker, investment banker or other Person
                   -------
(other than (a) Goldman, Sachs & Co. and Salomon Smith Barney, the fees and expenses of which have been previously disclosed to the Company and will be paid by Parent and (b) Kelso & Co. (or an Affiliate thereof) to whom a fee (in an amount previously disclosed to the Company) will be paid in connection with the transactions contemplated by this Agreement), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

     Section 2.20  State Takeover Statutes.  Assuming the accuracy of the
                   -----------------------
Company's representations and warranties contained in Section 3.19 hereof (Owner ship of Shares), as of the date of this Agreement, no state takeover statutes or other state statutes, including, without limitation, any business combination act, with respect to Parent or Sub are applicable to the Merger or the Transaction Agreements.

     Section 2.21  Year 2000.  With respect to year 2000, Parent and Sub
                   ---------
represent and warrant that the statement contained in Exhibit D-1 hereto is true and accurate.

     Section 2.22  Accuracy of Information Furnished.  No representation or
                   ---------------------------------
warranty of Parent and Sub contained in this Agreement (taken together with the other Transaction Agreements and the exhibits, schedules, certificates and lists attached hereto or specifically referred to herein or delivered by or on behalf of Parent or Sub pursuant to this Agreement) contains or will contain, in light of the circumstances in which they were made, any untrue statement of a material fact, or omits or will omit to state any material fact that is necessary to make the statement contained herein or therein not misleading.

     Section 2.23  Required Vote of Parent and Sub Stockholders.  Under
                   --------------------------------------------
applicable Delaware law and the Parent Charter and Parent By-laws and the certificate of incorporation and by-laws of Sub, respectively, the affirmative vote of the holder(s) of (A) not less than a majority of the outstanding shares of Parent Common Stock and (B) not less than a majority of the outstanding shares of common stock of Sub is in each case required to approve the Merger. Such votes have been obtained as of the date of this Agreement. No other vote of the stockholders of Parent or of Sub is required by law, the Parent Charter, the Parent By-laws or the certificate of incorporation or by-laws of Sub or otherwise for Parent and Sub to consummate the Merger and the transactions contemplated hereby.

     Section 2.24  Interests in Other Entities.  As of the date of this
                   ---------------------------
Agreement, none of Parent or its Subsidiaries, directly or indirectly, own or have the right to acquire any equity interest in any other corporation, partnership, joint venture or other business organization (other than any such equity interest that is 1% or less of the equity interest of such a public corporation). None of Parent or its Subsidiaries has made any material investment in or advance of cash or other extension of credit to any Person, or has any material commitment or obligation to do so.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to Parent and Sub as follows:

     Section 3.1   Organization, Standing and Power.  The Company is a
                   --------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now being conducted and to enter into and perform this Agreement and the other Transaction Agreements and the transactions contemplated hereby and thereby. The Company is duly qualified to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under lease or the nature of their activities makes such qualification necessary, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company has heretofore delivered to Parent complete and correct copies of the Company's Certificate of Incorporation ("Company Charter") and by-laws
                               ---------------
("Company By-Laws"), as in effect on the date of this Agreement.
  ---------------

     Section 3.2   Capital Structure; Subsidiaries.
                   -------------------------------

     (a) The authorized capital stock of the Company consists of 50,000,000 shares of Company Common Stock, par value $.0l per share, and 10,000,000 shares of Company preferred stock, par value $.01 per share (the "Company Preferred
                                                           -----------------
Stock").  At the close of business on November 22, 1999, (i) 17,403,895 shares
-----
of Company Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable and free of preemptive rights, (ii) no shares of Company Common Stock were held in the treasury of the Company, (iii) not more than 23,240 and 1,146,100 shares of Company Common Stock were reserved for future issuance pursuant to the Company's 1994 Stock Option Plan and the Company's 1996 Stock Option Plan, respectively, (v) 283,000 shares of Company Common Stock were reserved for issuance pursuant to the 1996 Non-Employee Director Stock Option Plan (collectively with the Company's 1994 Stock Option Plan and the Company's 1996 Stock Option Plan, the "Company Stock Plans") and
                                                    -------------------
(vi) no shares of Company Preferred Stock were issued and outstanding. As of the date of this Agreement, except for (a) stock options covering not in excess of 767,315 shares of Company Common Stock issued under the Company Stock Plans (collectively, the "Company Stock Options") and (b) warrants exercisable into
                    ---------------------
479,661 shares of Company Common Stock, there are no options, warrants, calls, rights or agreements to which the Company is a party or by which any of them is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or securities convertible into or exchangeable for such capital stock, or obligating the Company to grant, extend or enter into any such option, warrant, call, right or agreement. Except as disclosed in the Company SEC Documents (as hereinafter defined) filed prior to the date of this Agreement, since November 15, 1999, the Company has not issued any shares of its capital stock, or securities convertible into or exchangeable for such capital stock, other than shares issued in the ordinary course pursuant to the Company Stock Plans.
Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or as set forth in Schedule 3.2 of the disclosure letter delivered by the Company to Parent at or prior to the execution of this Agreement (the "Company Disclosure Schedule"), there are no outstanding contractual obligations
 ---------------------------
of the Company (i)
restricting the transfer of, (ii) affecting the voting rights of, (iii) requiring the repurchase, redemption or disposition of, (iv) requiring the registration for sale of or (v) granting any preemptive or antidilutive right with respect to, any shares of Company Common Stock. The execution and delivery of the Transaction Documents do not, and the consummation of the transactions contemplated hereby and thereby and the compliance with the provisions hereof and thereof will not, give rise to any preemptive right or antidilutive right of any Person with respect to any shares of the Company Common Stock.

     (b)  The Company has no Subsidiaries.

     Section 3.3   Authority.  The Board of Directors of the Company has on or
                   ---------
prior to the date of this Agreement (a) declared the Merger advisable and in the best interest of the Company and its stockholders and approved this Agreement in accordance with applicable law, (b) resolved to recommend the approval of this Agreement by the Company's stockholders and (c) directed that this Agreement be submitted to the Company's stockholders for approval. The Company has all requisite corporate power and authority to enter into the Transaction Agreements to which it is a party and, subject to approval by the stockholders of the Company of this Agreement (which approval, for all purposes in this Agreement, shall be deemed to include any necessary approval of amendments to the Company's Stock Plans) (collectively, the "Company Stockholder Approval"), to consummate
                                 ----------------------------
the transactions contemplated hereby and thereby. The execution and delivery of the Transaction Agreements to which it is a party by the Company and the consummation by the Company of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject to (x) Company Stockholder Approval and (y) the filing of the Certificate of Merger pursuant to the DGCL. The Transaction Agreements to which it is a party have been duly executed and delivered by the Company and (assuming the valid authorization, execution and delivery thereof by the other parties thereto) each such Transaction Agreement constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (1) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (2) general principals of equity, whether considered in a proceeding at law or in equity. Prior to the filing thereof, the filing of the Proxy Statement with the SEC and the taking of all actions in connection therewith will have been duly authorized by the Company's Board of Directors.

     Section 3.4   Consents and Approvals; No Violation.  Assuming all consents,
                   ------------------------------------
approvals, authorizations and other actions described in the second sentence of this Section 3.4 have been obtained and all filings and obligations described in the second sentence of this Section 3.4 have been made and except as set forth in Schedule 3.4 of the Company Disclosure Schedule, the execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in any violation of, or breach or default (with or without due notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of any benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, any provision of (a) the Company Charter or Company By-Laws, (b) any loan or credit agreement, note, bond, mort gage, lease, indenture or other contract, agreement, instrument, permit, concession, franchise or license applicable to the Company, (c) any license, permit or other instrument, contract or agreement granted by, or entered into with, the FDA or the DEA or (d) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its properties or assets, other than, in the case of clauses (b), (c) or (d), any such conflicts, violations, breaches, defaults, rights, liens, security interests, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, or prevent or materially delay the consummation of any of the transactions contemplated hereby or thereby. No filing, notification or registration with, or authorization, consent or approval of, any Governmental Entity is required by or with respect to the Company in connection with the execution, delivery and performance of the Transaction Agreements by the Company or is necessary for the consummation of the Merger and the other transactions contemplated by the Transaction Agreements, except for (i) in connection, or in compliance, with the provisions of the HSR Act, the Securities Act and the Exchange Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and the filing of appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, each of which is set forth in Schedule 3.4 of the Company Disclosure Schedule, (iii) such filings and consents as may be required under any environmental, health or safety law or regulation pertaining to any notification, disclosure or required approval triggered by the Merger or by the transactions contemplated by the Transaction Agreements, each of which is set forth in Schedule 3.4 of the Company Disclosure Schedule, (iv) such filings, authorizations, orders and approvals as may be required to obtain the State Takeover Approvals, each of which is set forth in Schedule 3.4 of the Company Disclosure Schedule, (v) applicable requirements, if any, of "blue sky" laws and the NASDAQ Composite Index and (vi) such other consents, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would not, individually or in the aggregate, have a Material Adverse Effect on the Company or prevent or materially delay the consummation of any of the transactions contemplated hereby or thereby or by any other Transaction Agreement. The execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in any violation of, or breach or default (with or without due notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, any of the license agreements to which it is a party, except for such conflicts, violations, breaches, defaults, rights or liens as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All license agreements of the Company are listed in Schedule 3.4 of the Company Disclosure Schedule.

     Section 3.5   SEC Documents and Other Reports.  The Company has filed with
                   -------------------------------
the SEC all documents required by the Exchange Act to be filed by the Company since September 25, 1996 (the "Company SEC Documents"). As of their respective
                               ---------------------
dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and, at the respective times they were filed, none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except, to the extent that any Company SEC Documents were subsequently amended or modified by a filing prior to the date of this Agreement, such representation is given only with respect to such Company SEC Document as so amended or modified as of the date of such amendment or modification). The financial statements (including, in each case, any notes thereto) of the Company included in the Company SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects in accordance with GAAP the financial position of the Company as at the respective dates thereof and the consolidated results of their operations and their consolidated cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein). Except as disclosed in the Company SEC Documents or as required by GAAP, the Company has not, since December 31, 1998, made any change in the accounting practices or policies applied in the preparation of its financial statements. The books and records of the Company have been, and are being, maintained in accordance with GAAP and other applicable legal and accounting requirements.

     Section 3.6   Registration Statement and Proxy Statement.  None of the
                   ------------------------------------------
information to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will (i) in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or include any statement that is materially different from the representations and warranties of the Company contained in this Agreement or the other Transaction Agreements or that discloses a liability, condition or event that would constitute a Material Adverse Effect on the Company, which liability, condition or event is not otherwise disclosed in the representations and warranties of the Company contained in this Agreement or in the Company Disclosure Schedule or (ii) in the case of the Proxy Statement, at the time of the mailing of the Proxy Statement, the time of the Stockholder Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or include any statement that is materially different from the representations and warranties of the Company contained in this Agreement or the other Transaction Agreements or that discloses a liability, condition or event that would constitute a Material Adverse Effect on the Company, which liability, condition or event is not otherwise disclosed in the representations and warranties of the Company contained in this Agreement or in the Company Disclosure Schedule. If, at any time prior to the Effective Time, any event with respect to the Company, its officers or directors shall occur which is required to be described in the Proxy Statement or the Registration Statement, such event shall be so described, and an appropriate amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Proxy Statement will comply (excluding any matters relating to Parent and Sub, as to which the Company makes no representations) as to form in all material respects with the provisions of the Exchange Act.

     Section 3.7   Absence of Certain Changes or Events.  Except as disclosed
                   ------------------------------------
in the Company SEC Documents filed with the SEC prior to the date of this Agreement or in Schedule 3.7 of the Company Disclosure Schedule, since December 31, 1998, (A) the Company has not incurred any liability or obligation (indirect, direct or contingent), or entered into any oral or written agreement or other transaction, that is not in the ordinary course of business or that would, individually or in the aggregate, result in a Material Adverse Effect on the Company, except for any such changes or effects resulting from this Agreement, the transactions contemplated hereby or the announcement thereof; (B) the Company has not sustained any loss or interference with their business or properties from fire, flood, windstorm, accident or other calamity (whether or not covered by insurance) that would, individually or in the aggregate, have a Material Adverse Effect on the Company;
(C) there has been no action taken by the Company, that, if taken during the period from the date of this Agreement through the Effective Time, would constitute a material breach of Section 4.1(b) hereof; and (D) there has been no event, circumstance or development that would have a Material Adverse Effect on the Company.

     Section 3.8   Permits and Compliance.
                   ----------------------

     (a) The Company is in possession of all Permits necessary for it to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the
                ---------------
Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company (as hereinafter defined), threatened, except where the suspension or cancellation of any of the Company Permits would not, individually or in the aggregate, have a Material Adverse Effect on the Company; provided
                                                                    --------
that no representation is being made by the Company in this sentence with
----
respect to any IND or NDA of the Company filed with the FDA (which are the subject of Section 3.13 hereof). The Company is not in violation of (A) the Company Charter or the Company By-Laws, (B) any applicable law, ordinance, administrative or governmental rule or regulation or (C) any order, decree or judgment of any Governmental Entity having jurisdiction over the Company, except, in the case of clauses (B) and (C), for any violations that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

     (b) Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or in Schedule 3.8(a) of the Company Disclosure Schedule, as of the date of this Agreement, there is no contract or agreement that is material to the business, financial condition or results of operations of the Company. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in Schedule 3.8(b) of the Company Disclosure Schedule, the execution and delivery of the Transaction Agreements do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, result in any violation of, or breach or default (with or without due notice or lapse of time, or both) under, or give to others a right of termination, cancellation or acceleration of any obligation or the loss of any benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company under, any indenture, mortgage, loan agreement, note or other agreement or instrument for borrowed money, any guarantee of any agreement or instrument for borrowed money or any lease, contractual license or other contract, agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the properties, assets or operations of the Company is subject, other than such conflicts, violations, breaches, defaults, rights or liens as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. As used in this Agreement "Knowledge of the Company" means the actual knowledge
                           ------------------------
of any of the Chief Executive Officer, the Chief Financial Officer, the General Counsel of the Company or Executive Vice President, Research and Development.

     Section 3.9   Tax Matters.
                   -----------

     Except as set forth in Schedule 3.9 of the Company Disclosure Schedule:

     (a) All federal, state, local and foreign Tax Returns required to be filed (taking into account extensions) by or on behalf of the Company (i) have been timely filed, except for such Tax Returns that the failure by the Company to timely file would not, individually or in the aggregate, have a Material Adverse Effect on the Company, and (ii) are true, complete and correct in all material respects.

     (b) All Taxes payable by or with respect to the Company have been timely paid, or adequately reserved for (in accordance with GAAP) in the most recent financial statements contained in the Company SEC Documents, except for Taxes that the failure of which to pay would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (c) No deficiencies for any Taxes have been proposed, asserted or assessed either orally or in writing against the Company that are not adequately reserved for (in accordance with GAAP) in the most recent financial statements contained in the Company SEC Documents, except for such deficiencies as would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All assessments for Taxes due and owing by or with respect to the Company with respect to completed and settled examinations or concluded Litigation have been paid.

     (d) No examinations have been completed or are presently being conducted with respect to the Company's federal or material state income Tax Returns.

     (e) The Company has complied with all rules and Treasury regulations relating to the payment and withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign Laws) and have, within the time and in the manner required by law, withheld from employee wages and paid over to the proper Govern mental Entities all amounts required to be so withheld and paid over under all Applicable Laws, except where the failure to be in such compliance or to withhold and pay over such amounts would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (f) The Company (i) has not waived any statutory period of limitations in respect of its or their Taxes or Tax Returns or (ii) is not a party to, not bound by, or has no obligation under any agreement, contract or arrangement for the sharing, allocation, or indemnification of Taxes (other than indemnification agreements where Taxes incidental to the primary obligation so indemnified are also indemnified).

     (g)  The net operating losses ("NOLs") of the Company are not, as of the
                                     ----
date hereof, subject to Section 382 or 269 of the Code, Treasury regulation
Section 1.1502-21T(c), or any similar provisions or Treasury regulations otherwise limiting the use of the NOLs of the Company.

     (h) No property of the Company is "tax-exempt use property" (as such term is defined in Section 168 of the Code).

     (i) The Company has not filed a consent pursuant to Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "Subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by the Company.

     (j) The Company is not, and has not been for the five years preceding the Closing, a "United States real property holding company" (as such term is defined in Section 897(c)(2) of the Code).

     (k) The Company has no reason to believe that any condition exists nor has the Company taken any action or failed to take any action that could reasonably be expected to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     Section 3.10  Actions and Proceedings.  Except as set forth in the Company
                   -----------------------
SEC Documents filed prior to the date of this Agreement or in Schedule 3.10 of the Company Disclosure Schedule, there are no outstanding orders, judgments, injunctions, awards or decrees of any Governmental Entity against or involving the Company, against or involving any of the present directors or officers of the Company, as such, or involving any of its or their properties, assets or business that, individually or in the aggregate, would have a Material Adverse Effect on the Company. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement or in Schedule 3.10 of the Company Disclosure Schedule, as of the date of this Agreement, there are no actions, suits or claims or legal, administrative or arbitrative proceedings or investigations pending or, to the Knowledge of the Company, threatened against or involving the Company against or involving any of the present directors or officers of the Company as such, or involving any of its or their properties, assets or business before any court or arbitration tribunal or before any Governmental Entity that, individually or in the aggregate, would have a Material Adverse Effect on the Company. As of the date of this Agreement, there are no actions, suits, labor disputes or other litigation, legal or administrative proceedings or governmental investigations pending, or, to the Knowledge of the Company, threatened against or affecting the Company or any of its present directors or officers, as such, or any of its or their properties, assets or business before any court or arbitration tribunal or before any Governmental Entity relating to the transactions contemplated by the Transaction Agreements.

     Section 3.11  Certain Agreements.  Schedule 3.11 of the Company Disclosure
                   ------------------
Schedule sets forth each material oral or written stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan to which the Company is a party. Except as set forth in Schedule 3.11 of the Company Disclosure Schedule, as of the date of this Agreement, the Company is not a party to any oral or written agreement or plan, including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. No holder of any option to purchase shares of Company Common Stock, or shares of Company Common Stock granted in connection with the performance of services for the Company, is or will be entitled to receive cash from the Company in lieu of or in exchange for such option or shares as a result of the transactions contemplated by this Agreement (other than in lieu of fractional shares). The Company is not a party to any termination benefits agreement or severance agreement or employment agreement which would be triggered by the consummation of the transactions contemplated by this Agreement, except as set forth in Schedule 3.11 of the Company Disclosure Schedule.

    Section 3.12   ERISA.
                   -----

    (a)   Schedule 3.12(a) of the Company Disclosure Schedule lists each
Company Plan (as hereinafter defined). With respect to each material Company Plan, the Company has made (or as soon as practicable will make) available to Parent a true and correct copy of (i) the three most recent annual reports (Form
5500) filed with the IRS, (ii) such Company Plan and any amendments thereto,
(iii) each trust agreement, insurance contract or administration agreement relating to such Company Plan and the latest financial statements thereof, (iv) the most recent summary plan description of each Company Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Plan subject to Title IV of ERISA, (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Plan intended to be qualified under Section 401(a) of the Code and (vii) any written description that exists as of the date of this Agreement of any unwritten Company Plan. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (i) each Company Plan complies with all applicable statutes and governmental rules and regulations, including but not limited to ERISA, the Code and COBRA, (ii) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred with respect to any Company Plan for which the 30-day notice requirement has not been waived, (iii) the Company is not or has not been obligated to contribute or otherwise may not have any liability with respect to any Company Multiemployer Plan (as hereinafter defined), (iv) no action has been taken, or is currently being considered, to terminate any Company Plan subject to Title IV of ERISA, (v) the Company has complied with the continued medical coverage requirements of COBRA, (vi) no Company Plan has engaged in a "prohibited transaction" (as defined in Section 4975 of the Code and Section 406 of ERISA) and (vii) no liability under Title IV or Section 302 of ERISA or Section 412 of the Code has been incurred by the Company that has not been satisfied in full, and no condition exists that presents a risk to the Company of incurring any such liability. Except as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, no Company Plan subject to Title IV of ERISA, nor any trust created thereunder, has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived.

    (b) Except as disclosed in Schedule 3.12(b) of the Company Disclosure Schedule, with respect to any Company Plan which is subject to Title IV of ERISA, the present value of accrued benefit obligations, as determined in accordance with FAS 87 in accordance with the actuarial assumptions used to prepare the most recent reports of such Company Plan, did not exceed the fair market value of the Plan assets as of the most recent valuation date for which an actuarial report has been prepared, and to the Knowledge of the Company, there has not been any material adverse change to such status. All contributions required to be made with respect to any Company Plan on or prior to the Closing Date have been made or are reflected on the most recent balance sheet of the Company.

    (c) With respect to the Company Plans, no event has occurred in connection with which the Company would be subject to any liability under the terms of such Company Plans, ERISA, the Code or any other applicable law which would have, individually or in the aggregate, a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents or set forth in Schedule 3.12(c) of the Company Disclosure Schedule, with respect to any current or former employee, director, officer, consultant or contractor of the Company, consummation of the transactions contemplated by this Agreement shall not result in the payment or provision of additional compensation or benefits or accelerate the vesting, payment or funding of any compensation or benefits. Except as disclosed in the Company SEC Documents or set forth in Schedule 3.12(c) of the Company Disclosure Schedule, no amounts payable by reason of this transaction under the Company Plans will fail to be deductible for federal income tax purposes by virtue of either Section 280G or Section 162(m) of the Code. Except as set forth in Schedule 3.12(c) of the Company Disclosure Schedule, Company Plans that are intended to be qualified under Section 401(a) of the Code have been determined by the IRS to be so qualified, or a timely application for such determination is now pending, and to the Knowledge of the Company, there is no reason why any Company Plan is not so qualified in operation. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement or set forth in Schedule 3.12(c) of the Company Disclosure Schedule or as required by ERISA, the Company does not have any liability or obligation under any welfare plan to provide benefits after termination of employment to any employee or dependent. There are no pending, or to the Knowledge of the Company, threatened, claims, suits, audits or investigations related to any Company Plan other than claims for benefits in the ordinary course and other than claims, suits, audits or investigations that would not, individually or in the aggregate, have a Material Adverse Effect on the Company. As used herein,
(i) "Company Plan" means each deferred compensation and each bonus or other
     ------------
incentive compensation, stock purchase, stock option and other equity compensation or ownership plan, program, agreement or arrangement, each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of Section 3(1) of the ERISA); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of Section 3(2) of ERISA); each employment, retention, consulting, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company, including any plan subject to Title IV of ERISA maintained within the past five (5) years by the Company and (ii) "Company Multiemployer Plan" means a "multiemployer plan"
                      --------------------------
(as defined in Section 4001(a)(3) of ERISA) to which the Company is or has been obligated to contribute or otherwise may have any liability.

     Section 3.13  Compliance with Certain Laws.
                   ----------------------------

     (a) Except as disclosed in Schedule 3.13(a) of the Company Disclosure Schedule, the properties, assets and operations of the Company are in compliance with all Applicable Laws, except for any violations that individually or in the aggregate would not have a Material Adverse Effect on the Company. Except as disclosed in Schedule 3.13(a) of the Company Disclosure Schedule, with respect to such properties, assets and operations, including any previously owned, leased or operated properties, assets or operations, there are no past, present or reasonably anticipated future events, conditions, circumstances, activities, practices, incidents, actions or plans of the Company that may interfere with or prevent compliance or continued compliance with all Applicable Laws, other than interference or prevention that would not individually or in the aggregate with any other such interference or prevention have a Material Adverse Effect on the Company. The Company will make available to Parent such certificates and environmental studies with respect to such properties as the Company has available on the date of this Agreement.

    (b) The Company's manufacturing, distribution, development and marketing practices are in compliance with all applicable federal and state laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands, including, without limitation, laws and regulations administered by the FDA and the DEA, except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    (c) The Company has filed an NDA for MorphiDex(R) with the FDA (the "MorphiDex(R) Application"), and on August 2, 1999, the Company received
 ------------------------
notification from the FDA that such application was not approvable. The MorphiDex(R) Application is the only NDA of the Company on file with the FDA.
Schedule 3.13(c) of the Company Disclosure Schedule sets forth all INDs and license agreements of the Company.

    (d) The Company has not used the services of any person debarred under the provisions of the Generic Drug Enforcement Act of 1992, 21 U.S.C. (S) 335(a)(b). Neither the Company nor any of its officers, employees, agents or affiliates, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. (S) 335a(a) or authorized by 21 U.S.C. (S) 335a(b).

    (e) The Company is in compliance with all (i) federal and state laws applicable to the development, manufacture, processing, packing, testing and sale of pharmaceutical products to the extent such laws are applicable to it,
(ii) rules and regulations of the FDA and the DEA to the extent such rules and regulations are applicable to it, and (iii) product applications (including
INDs) in which the Company has sold any product on or after November 1, 1999, except in each case where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company. All manufacturing operations conducted by or for the benefit of the Company have been and are being conducted in substantial compliance with the current Good Manufacturing Practice regulations set forth in 21 C.F.R. Parts 210 and 211.

    (f) As to each drug of the Company for which a product application has been approved by, or any IND has been filed with, the FDA, which drugs are described in Schedule 3.13(f) of the Company Disclosure Schedule, the applicant and all Persons performing operations covered by the application are in compliance with the requirements of the FDCA and the implementing regulations of the FDA, respectively, and all terms and conditions of the application, except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    (g) The Company is in material compliance with all applicable registration and listing requirements set forth in 21 U.S.C. (S) 360 and 21 C.F.R. Part 207. To the extent required, the Company has obtained registrations from the DEA and is in material compliance with all such registrations and all applicable regulations promulgated by the DEA.

    (h) None of the Company or any of its officers, employees, or agents has made an untrue statement of material fact or fraudulent statement to the FDA or the DEA, failed to disclose a material fact required to be disclosed to the FDA or the DEA, or committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed. Reg 46191 (September 10, 1991).

    (i) The Company has made available to Parent copies of any and all notices of inspectional observations (FD 483's), establishment inspection reports, warning letters and any other documents received from or issued by the FDA or the DEA within the last three years that indicate or suggest lack of compliance with the FDA or the DEA regulatory requirements by the Company or Persons covered by product applications or otherwise performing services for the benefit of the Company with respect to services or products provided to the Company.

    (j) The Company has not received any written notice that the FDA or the DEA has commenced or threatened to initiate (i) any action to withdraw its approval or request the recall of any product of the Company, or (ii) any action to enjoin (A) production at any facility (including any clinical facility where testing and/or trials occur) owned or used by the Company or any Person on behalf of the Company or (B) any facility (including any clinical facility where testing and/or trials occur) owned or used by the Company or any Person on behalf of the Company, (iii) the withdrawal of approval of any product application (including any IND), other than such withdrawals of approval that would not, individually or in the aggregate, have a Material Adverse Effect on the Company, or (iv) any material civil penalty, injunction, seizure or criminal action.

    (k) To the Knowledge of the Company, as to each article of drug or consumer product currently manufactured and/or distributed by the Company, which products are described in Schedule 3.13(k) of the Company Disclosure Schedule, or by any Person on behalf of the Company, such article is not adulterated or misbranded within the meaning of the FDCA, 21 U.S.C. (S)(S) 301 et seq. and not in violation of 21 U.S.C. (S) 355.

    (l) As to each drug referred to in subsection (c) above, the Company and its officers, employees, agents and affiliates have included or caused to be included in the application for such drug, where required, the certification described in 21 U.S.C. (S) 335a(k)(1) and the list described in 21 U.S.C. (S) 335a(k)(2), and such certification and such list was in each case true and accurate when made and remained true and accurate thereafter.

    (m) Except as set forth in Schedule 3.13(m) of the Company Disclosure Schedule, all pre-clinical trials and clinical trials the Company has conducted or has had conducted for it by third parties, to the Knowledge of the Company, complies in all material respects with the requirements of Good Clinical Practice, Informed Consent, and all requirements relating to protection of human subjects, found in 21 C.F.R. (S)(S) 50, 54 and 56 and that all nonclinical laboratory testing complies with the requirements of 21 C.F.R. (S) 58.

    (n) Except as set forth in Schedule 3.13(n) of the Company Disclosure Schedule, as to each product application submitted to, but not approved by, the FDA, and not withdrawn by the Company or applicants acting on its behalf as of the date of this Agreement, the Company has complied in all material respects with the requirements of the FDCA and implementing FDA regulations and has provided, or will provide, all additional information and taken, or will take, all additional action either that has been deemed appropriate by both the Company and Parent in connection with the application.

    (o)     The Company exports no FDA regulated products.

    Section 3.14   Liabilities. Except as fully reflected or reserved against in
                   -----------
the balance sheet of the Company as of December 31, 1998 (included in the Company SEC Documents) or as reflected in the Company SEC Documents filed prior to the date of this Agreement, or set forth in Schedule 3.14 of the Company Disclosure Schedule, the Company has no liabilities (including, without limitation, tax liabilities) absolute or contingent, that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with GAAP, other than liabilities incurred in the ordinary course of business or that, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

    Section 3.15   Labor Matters. Except as set forth in Schedule 3.15 of the
                   -------------
Company Disclosure Schedule or in the Company SEC Documents filed prior to the date of this Agreement, the Company is not a party to any collective bargaining agreement or labor contract. The Company has not engaged in any unfair labor practice with respect to any Persons employed by or otherwise performing services primarily for the Company (the "Company Business Personnel"), and there
                                         --------------------------
is no unfair labor practice complaint or grievance against the Company by the National Labor Relations Board or any comparable state agency pending or threatened in writing with respect to the Company Business Personnel, except where such unfair labor practices, complaints or grievances would not, individually or in the aggregate, have a Material Adverse Effect on the Company. There is no labor strike, dispute, slowdown or stoppage pending or, to the Knowledge of the Company, threatened against or affecting the Company which may interfere with the business activities of the Company, except where such disputes, strikes or work stoppages would not, individually or in the aggregate, have a Material Adverse Effect on the Company. The Company is in compliance with all labor, employment and wage payment-related laws, regulations and rules, except where the failure to be in such compliance would not, individually or in the aggregate, have a Material Adverse Effect on Parent.

     Section 3.16  Intellectual Property.
                   ---------------------

     (a) Except as set forth in Schedule 3.16(a) of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, the Company is the owner of or has the valid and enforceable right to make, use, sell, offer to sell and import all Company Intellectual Property to the extent used in or necessary for the conduct of the Company's business, free and clear of all liens, security interests, charges or encumbrances of any kind and, except for the Company License Agreements set forth in Schedule 3.16(b) of the Company Disclosure Schedule, free and clear of all licenses to third parties granting any right to use or practice any rights under any Company Intellectual Property. As used in this Agreement, the term "Company Intellectual Property" shall mean: (i) the Company's registered and
 -----------------------------
material unregistered trademarks, service marks (including registrations, recordings and applications in the United States Patent and Trademark Office, any state of the United States or any other Governmental Entity worldwide), slogans, trade names, logos and trade dress (collectively, together with the good will symbolized thereby or associated with each, "Company Trademarks");
                                                       ------------------
(ii) all of the Company's national (including, but not limited to, the United States) and multinational statutory invention registrations, patents, patent registrations and patent applications (including, but not limited to, all reissues, divisions, continuations, continuations-in-part, extensions and reexaminations, and all rights therein provided by law, multinational treaties or conventions) (collectively, "Company Patents"); (iii) all of the Company's
                                ---------------
national and multinational registered and material unregistered copy rights, including, but not limited to, copyrights in software programs and databases (collectively, "Company Copyrights"); (iv) the Company's software programs
                ------------------
documentation and manuals used in connection therewith and databases (together, "Company Software"); (v) all of the Company's (A) inventions, whether patentable
 ----------------
or not patentable, whether or not reduced to practice, and not yet made the subject of a pending patent application or applications, (B) ideas and conceptions of potentially patentable subject matter, including, without limitation, any patent disclosures, whether or not reduced to practice and not yet made the subject of a patent application, (C) trade secrets and confidential, technical information (including ideas, formulas, compositions, inventions and conceptions of inventions whether patentable or not patentable and whether or not reduced to practice), (D) technology (including, without limitation, know-how and show-how), manufacturing and production processes and techniques, service and repair manuals, research and development information, drawings, specifications, designs, plans, proposals, technical data and copyrightable works, whether secret or confidential or not, and all proprietary or confidential business information, (E) all rights to obtain and rights to apply for patents, and to register trademarks and copyrights and (F) all records (including, but not limited to, laboratory, research and testing notebooks) in any accessible format (including, but not limited to, paper records, photographs, audio and visual tape recordings and computer storage media and other information storage media) pertaining to patentable or potentially patentable subject matter and all technical manuals and documentation made or used in connection with any of the foregoing (collectively, "Company Technology"); and (vi) agreements pursuant to
                          ------------------
which the Company has obtained or granted the right to use any of the foregoing (collectively, and together with other agreements to which the Company is a party relating to the development, acquisition, use, sale, offer for sale or importation of Company Intellectual Property, "Company License Agreements").
                                               --------------------------

    (b) Schedule 3.16(b) of the Company Disclosure Schedule sets forth a true, complete and accurate list of the following Company Intellectual Property items owned by or under obligation of assignment to the Company: (i) all registrations of and applications to register Company Trademarks material to the Company; (ii) all unregistered Company Trademarks which are material to the Company; (iii) all Company Patents; (iv) all registrations of and applications to register any Company Copyrights; (v) all Company Software; and (vi) all Company License Agreements, other than off-the-shelf Company Software licenses.

    (c) Except as set forth in Schedule 3.16(b) of the Company Disclosure Schedule, the Company is the sole and exclusive owner of the Company Intellectual Property items set forth in Schedule 3.16(b) of the Company Disclosure Schedule and the Company is listed in the records of the Governmental Entities set forth in Schedule 3.16(b) of the Company Disclosure Schedule as the sole owner of record. Except as set forth in Schedule 3.16(c) of the Company Disclosure Schedule, there is no lien, security interest, charge or encumbrance of any kind on the right of the Company to transfer to the Surviving Corporation any of the Company Intellectual Property, as contemplated by this Agreement. Except as otherwise indicated in Schedule 3.16(b) of the Company Disclosure Schedule, (i) all issued patents set forth thereon are valid and enforceable and
(ii) (A) as of the date of this Agreement, no such trademark registrations, trademark applications, issued patents or patent applications set forth in
Schedule 3.16(b) of the Company Disclosure Schedule are subject to any pending proceedings, including opposition, cancellation, interference or similar adversarial proceeding by or before any Governmental Entity and no such proceedings are threatened and (B) at the Effective Time, no such trademark registrations, trademark applications, issued patents or patent applications set forth in Schedule 3.16(b) of the Company Disclosure Schedule are subject to any pending proceedings, including opposition, cancellation, interference or similar adversarial proceeding by or before any Governmental Entity and no such proceedings are threatened, other than such proceedings that would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    (d) There are no royalties, honoraria, fees or other payments payable by the Company in respect of the use or the right to use any of the Company Intellectual Property to any Person or Governmental Entity (excluding Taxes, governmental or attorneys' fees required in the normal course of obtaining patent, trademark or copyright rights and excluding governmental maintenance fees), except as set forth in the Company License Agreements listed in Schedule 3.16(b) of the Company Disclosure Schedule and pursuant to off-the-shelf Company Software licenses. The Company License Agreements set forth in Schedule 3.16(b) of the Company Disclosure Schedule are valid and binding obligations of the parties thereto, enforceable in accordance with their terms, except as the enforceability thereof may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or similar laws in effect that affect the enforcement of creditors rights generally or (b) general principals of equity, whether considered in a proceeding at law or in equity, and there exists no event or condition which will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by the Company (or, to the Knowledge of the Company, any other party thereto) under any Company License Agreement, except where such violations, breaches or defaults would not, individually or in the aggregate, have a Material Adverse Effect on the Company. Except as set forth in Schedule 3.16(d) of the Company Disclosure Schedule, no consent is required to be obtained in connection with the right of the Company to transfer any Company License Agreement to Parent or Sub pursuant to the Merger.

    (e) Except as disclosed in Schedule 3.16(e) of the Company Disclosure Schedule or as would not, individually or in the aggregate, have a Material Adverse Effect on the Company, (i) none of the use by the Company of any Company Intellectual Property, the exercise of rights relating to Company Patents, Company Trademarks and Company Copyrights contained within the Company Intellectual Property or the conduct of the business of the Company infringes or otherwise violates any intellectual property rights (either directly or indirectly, such as through contributory infringement or inducement to infringe) of any third party and (ii) no such claims have been asserted or, to the Knowledge of the Company, threatened against the Company which have not been resolved. Except as disclosed in Schedule 3.16(e) of the Company Disclosure Schedule, (A) as of the date of this Agreement, (i) to the Knowledge of the Company, no third party is infringing or otherwise violating any Company Intellectual Property rights of the Company and (ii) no such claims are pending or threatened by the Company against any third party and (B) at the Effective Time, (i) to the Knowledge of the Company, no third party is infringing or otherwise violating any Company Intellectual Property rights of the Company that are material to the business of the Company as conducted or proposed to be conducted on the date of this Agreement and (ii) no such claims are pending or threatened by the Company against any third party, which involve any Company Intellectual Property that is material to the business of the Company as conducted or proposed to be conducted on the date of this Agreement.

    (f) Except as disclosed in Schedule 3.16(f) of the Company Disclosure Schedule, (i) as of the date of this Agreement, there are no suits or any other proceedings pending or, to the Knowledge of the Company, threatened before any Governmental Entity to which the Company is a party challenging (A) the Company's rights to own or use any Company Intellectual Property or (B) the validity, enforceability or scope of the Company Intellectual Property and (ii) at the Effective Time, there are no such suits to which the Company is a party challenging (A) the Company's rights to own or use any Company Intellectual Property that is material to the business of the Company as conducted or proposed to be conducted on the date of this Agreement or (B) the validity, enforceability or scope of the Company Intellectual Property that is material to the business of the Company as conducted or proposed to be conducted on the date of this Agreement. There are no settlement agreements, consents, judgments, orders, forebearances to sue or similar obligations which materially restrict any rights of the Company to (i) make, use, sell, offer for sale, import or license under any Company Intellectual Property or (ii) conduct its business in order to accommodate a third party's intellectual property rights.

    (g) The Company employs reasonable measures to protect the confidentiality of the Company Technology. The Company requires employees with access to the Company Technology to execute a nondisclosure agreement substantially in accordance with the form(s) previously provided by the Company to Parent. Except as set forth in Schedule 3.16(g) of the Company Disclosure Schedule, none of the current or former employees, officers or directors of the Company (i) is suspected to be in violation of any such agreement or (ii) is suspected of having disclosed any Company Technology to any third party except subject to an appropriate confidentiality agreement or as required by a Governmental Entity.

    (h) Except as set forth in Schedule 3.16(h) of the Company Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of any rights of the Company to own, use or license any Company Intellectual Property, except where such losses or impairments would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

    (i) Except as set forth in Schedule 3.16(i) of the Company Disclosure Schedule, since September 25, 1996, the Company has not disposed of or permitted to lapse any rights to the use of any Company Intellectual Property, or disposed of or disclosed to any Person other than representatives of Parent any Company trade secret, formula, process or know-how not theretofore a matter of public knowledge other than in the ordinary course of business or pursuant to secrecy agreement.

    Section 3.17   Opinion of Financial Advisor.  The Company has received the
                   ----------------------------
written opinion of Credit Suisse First Boston dated the date hereof, to the effect that, as of the date hereof, the Merger Consideration is fair to the Company's stockholders from a financial point of view, a copy of which opinion will be made available to Parent promptly after the date of this Agreement.

    Section 3.18   Required Vote of Company Stockholders. Under applicable
                   -------------------------------------
Delaware law and the Company Charter and Company By-laws, the affirmative vote of the holders of not less than a majority of the outstanding shares of Company Common Stock is required to approve the Merger. No other vote of the stockholders of the Company is required by law, the Company Charter or Company By-Laws or otherwise for the Company to consummate the Merger and the transactions contemplated hereby.

    Section 3.19   Ownership of Shares.  The Company does not own any Shares of
                   -------------------
Parent Common Stock.

    Section 3.20   Brokers.  No broker, investment banker or other Person, other
                   -------
than Credit Suisse First Boston, the fees and expenses of which will be paid by the Company (and are reflected in agreements between Credit Suisse First Boston and the Company, copies of which have been furnished to Parent), is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

    Section 3.21   State Takeover Statutes.  Assuming the accuracy of Parent's
                   -----------------------
representations and warranties contained in Section 2.17 hereof (Ownership of Shares), the Board of Directors of the Company has taken all action so that, prior to the execution hereof, the Board of Directors has approved both pursuant to Section 203 of the DGCL and Article VIII of the Company Charter (a) the Merger, this Agreement and each Stockholder Voting Agreement and the transactions contemplated hereby and thereby prior to the execution hereof and thereof, (b) a fee (in an amount previously disclosed to the Company) paid to Kelso & Co. (or an Affiliate thereof) in connection with the transactions contemplated by this

Agreement and (c) the possible purchase by an Affiliate of Parent (other than Parent and so long as such purchase would not be treated for U.S. federal income tax purposes as a purchase, in whole or in part, by a Person who is related to Parent within the meaning of Treasury Regulation Section 1.368-1(e)(3)) of shares of Company Common Stock from John W. Lyle and Frank S. Caruso pursuant to that certain side letter dated of even date herewith between each of such executives and Parent. Prior to the execution of this Agreement, the Company has delivered to Parent a true and accurate copy of the resolutions of the Board of Directors of the Company approving such transactions. As of the date of this Agreement, no other state takeover statutes, including without limitation, any business combination act or supermajority Company Charter provisions are applicable to the Merger or the Transaction Agreements.

     Section 3.22   Year 2000.  With respect to year 2000, the Company
                    ---------
represents and warrants that the statement contained in Exhibit D-2 hereto is true and accurate.

     Section 3.23   Interests in Other Entities.  Except as set forth in
                    ---------------------------
Schedule 3.23 of the Company Disclosure Schedule, the Company does not, directly or indirectly, own or have the right to acquire any equity interest in any other corporation, partnership, joint venture or other business organization (other than any such equity interest that is 1% or less of the equity interest such public corporation). The Company has not made any investment in or advance of cash or other extension of credit to any Person, or has any commitment or obligation to do so.

                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     Section 4.1    Conduct of Business Pending the Merger.
                    --------------------------------------

     (a)  Actions by Parent.  Notwithstanding anything herein to the contrary,
          -----------------
(1) prior to the Effective Time, the Parent Recapitalization shall occur and (2) contemporaneously with the Closing, Parent shall duly adopt and declare advisable the Charter Amendment. During the period from the date of this Agreement through the Effective Time, Parent shall, and shall cause each of its Subsidiaries to, in all material respects carry on its business in the ordinary course as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise contemplated by this Agreement (including the Parent Recapitalization as consummated in accordance with the terms set forth on Exhibit A-2 hereto), from the date of this Agreement to the Effective Time, Parent, shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of the Company:

          (i) (w) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such (other than dividends and other distributions by Subsidiaries),
(x) other than in the case of any Subsidiary, split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock,
(y) other than pursuant to any existing stockholders agreement (copies of which have been previously provided to the Company), purchase, redeem or otherwise acquire any shares of capital stock of Parent or any other securities thereof or the capital stock of any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or
(z) institute or amend any share repurchase program;

          (ii) issue, deliver, sell, pledge, dispose of, grant, transfer or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible or exchangeable into, or exercisable for, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than (A) subject to Section 4.3 hereof, the issuance of stock options and shares of Parent Common Stock to employees of Parent or any of its Subsidiaries under the Parent Incentive Plans and in the ordinary course of business consistent with past practice between the date hereof and the Effective Date, (B) the issuance by any wholly-owned Subsidiary of Parent of its capital stock to Parent or another wholly-owned Subsidiary of Parent and (C) as set forth in Schedule 4.1(a)(ii) of the Parent Disclosure Schedule;

          (iii) amend its charter or by-laws;

          (iv) except for inventory, merchandise, finished goods and accounts receivable acquired in the ordinary course of business, acquire or agree to acquire by merging or consolidating with, or by purchasing a portion of the assets of or equity in, or by making an investment in or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice in an amount not to exceed $20 million;

          (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its rights or other assets, other than (A) sales of inventory, merchandise and finished goods in the ordinary course of business and (B) transactions that are in the ordinary course of business consistent with past practice and that, individually or in the aggregate, are not material to Parent and its Subsidiaries taken as a whole;

          (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in, any other Person, other than (A) indebtedness incurred in the ordinary course of business consistent with past practice in an amount not to exceed $20 million, (B) indebtedness, loans, advances, capital contributions and investments between Parent and any of its wholly-owned Subsidiaries or between any of such wholly-owned Subsidiaries, (C) such indebtedness as may be necessary to fund actions allowed under Section 4.1(a)(iv) hereof and (D) in connection with a refinancing of the Credit Agreement, dated as of August 26, 1997 (the "Credit Agreement"), among Endo Pharmaceuticals Inc., the lenders party thereto
 ----------------
and The Chase Manhattan Bank (provided that such indebtedness incurred in
                              -------- ----
connection with such a refinancing does not exceed indebtedness allowed under the Credit Agreement);

          (vii) knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it or any Subsidiary by any applicable federal, state or local law, rule, regulation, guideline or ordinance;

          (viii) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures and other than actions required to be taken by GAAP; or

          (ix) enter into any contract, agreement, commitment or arrangement to take any action prohibited by this Section 4.1(a).

     (b)  Actions by the Company.  During the period from the date of this
          ----------------------
Agreement through the Effective Time, the Company shall, in all material respects, carry on its business in the ordinary course as currently conducted and, to the extent consistent therewith, use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, from the date of this Agreement to the Effective Time, the Company shall not, without the prior written consent of Parent:

          (i) (w) declare, set aside or pay any dividends on, or make any other actual, constructive or deemed distributions in respect of, any of its capital stock, or otherwise make any payments to its stockholders in their capacity as such, (x) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (y) purchase, redeem or otherwise acquire any shares of capital stock of the Company or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities or (z) institute or amend any share repurchase program;

          (ii) issue, deliver, sell, pledge, dispose of, grant, transfer or otherwise encumber any shares of its capital stock, any other voting securities or equity equivalent or any securities convertible or exchangeable into, or exercisable for, or any rights, warrants or options to acquire any such shares, voting securities, equity equivalent or convertible securities, other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options outstanding on the date of this Agreement in accordance with their current terms;

          (iii) amend the Company Charter or Company By-Laws;

          (iv) except for inventory, merchandise, finished goods and accounts receivable acquired in the ordinary course of business, acquire or agree to acquire by merging or consolidating with, or by purchasing a portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets other than acquisitions of assets in the ordinary course of business consistent with past practice, the value of which do not exceed $500,000 in the aggregate;

          (v) sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its rights or other assets other than (A) sales of inventory, merchandise and finished goods in the ordinary course of business and
(B) transactions that are in the ordinary course of business consistent with past practice, not material to the Company and in an aggregate amount greater than $250,000;

          (vi) incur any indebtedness for borrowed money, guarantee any such indebtedness or make any loans, advances or capital contributions to, or other investments in (other than investments in accordance with clause (iv) above), any other Person, other than indebtedness incurred in the ordinary course of business consistent with past practice in an amount not to exceed $50,000 in the aggregate;

          (vii) alter (through merger, liquidation, reorganization, restructuring or in any other fashion) the corporate structure or ownership of the Company other than as a result of the trading of the Company Common Stock on the NASDAQ;

          (viii) enter into or adopt, or amend any existing, severance plan, agreement or arrangement or enter into or amend any Company Plan or employment or consulting agreement, other than (A) as required by applicable law, (B) as expressly contemplated by this Agreement or (C) stay bonuses as reasonably approved by Parent;

          (ix) increase the compensation payable or to become payable to its officers, employees or directors except for increases in the ordinary course of business consistent with past practice in salaries or wages of employees of the Company who are not officers of the Company, or grant any additional rights to severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of the Company, or establish, adopt, enter into, or, except as set forth in Schedule 4.1(b)(ix) of the Company Disclosure Schedule or as may be required to comply with applicable law, amend or take action in any such case in a manner so as to enhance or accelerate any rights or benefits under, any labor, collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee;

          (x) knowingly violate or knowingly fail to perform any material obligation or duty imposed upon it by any applicable federal, state or local law, rule, regulation, guideline or ordinance;

          (xi) take any action, other than reasonable and usual actions in the ordinary course of business consistent with past practice, with respect to accounting policies or procedures (other than actions required to be taken by GAAP);

          (xii) make any Tax election, change its method of accounting, or settle or compromise any material federal, state, local or foreign income Tax liability or refund;

          (xiii) except as set forth in Schedule 4.1(b)(xiii) of the Company Disclosure Schedule, enter into any contract that cannot be canceled on 30 days' notice pursuant to which it is obligated in an amount in excess of $500,000;

          (xiv) make any capital expenditure in the aggregate in excess of $100,000, other than expenditures (and contracts for such expenditures) set forth in the Company's current capital budget included as Schedule 4.1(b)(xiv) of the Company Disclosure Schedule;

          (xv) enter into any agreement, arrangement or contract that provides for the allocation, sharing or indemnification for Taxes; or

          (xvi) enter into any contract, agreement, commitment or arrangement to take any action prohibited by this Section 4.1(b).

     (c)  Other Actions.  The Company and Parent shall not, and Parent shall not
          -------------
permit any of its Subsidiaries to, take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that is qualified as to materiality becoming untrue, (ii) any of such representations and warranties that is not so qualified becoming untrue in any material respect or (iii) except as otherwise permitted by Section 4.2 hereof with regard to the Company, any condition to the Merger set forth in Article VI hereof not being satisfied.

     Section 4.2    No Solicitation.
                    ---------------

     (a) The Company shall not, and it will use its best efforts to cause its officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents, advisors or representatives not to, directly or indirectly,
(i) take any action to solicit, initiate, encourage or facilitate any Company Takeover Proposal (as hereinafter defined) or any inquiry with respect thereto,
(ii) enter into or approve any agreement or agreement-in-principle providing for or with respect to any Company Takeover Proposal or (iii) participate or engage in any discussions or negotiations regarding, or furnish to any Person any information with respect to or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Company Takeover Proposal, including affording access to the Company's properties, books or records;

provided, however, that prior to the approval of this Agreement by the
--------  -------
stockholders of the Company, to the extent required by the fiduciary obligations of the Board of Directors of the Company, as determined in good faith by it after consultation with outside counsel, the Company may, in response to a Company Takeover Proposal that was not solicited by the Company and that did not otherwise result from a breach or a deemed breach of this Section 4.2(a), and subject to compliance with the provisions of this Agreement, (x) furnish information with respect to the Company to any Person pursuant to a customary confidentiality agreement and (y) if the Company is in compliance with Section 4.2(b) hereof, participate or engage in discussions or negotiations with such Person regarding any Company Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any executive officer of the Company or any director or investment banker, attorney or other advisor or representative of the Company, whether or not such Person is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Section 4.2(a) by the Company. For purposes of this Agreement, "Company Takeover Proposal" means any proposal for a
                             ------------------------
merger or other business combination involving the Company or the acquisition or purchase of more than 25% of any class of equity securities of the Company, or any tender offer (including self-tenders) or exchange offer that, if consummated, would result in any Person beneficially owning more than 25% of any class of equity securities of the Company, or a majority of the assets of the Company, other than the transactions contemplated by this Agreement. Nothing contained in this Section 4.2 shall prohibit the Company or the Company's Board of Directors from (i) taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure required by applicable law.

     (b) The Company promptly shall advise Parent orally and in writing of its receipt of any public or private Company Takeover Proposal or any inquiry with respect to or that could reasonably be expected to lead to any Company Takeover Proposal, the identity of the Person making any such Company Takeover Proposal or inquiry and the material terms of any such Company Takeover Proposal. The Company shall (i) keep Parent fully informed of the status, including any change to the terms and conditions of, any such Company Takeover Proposal or inquiry and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company from any third party in connection with any Company Takeover Proposal or sent or provided by the Company to any third party in connection with any Company Takeover Proposal.

     Section 4.3    Tax Representation Letters.  For purposes of the tax
                    --------------------------
opinions described in Sections 6.2(b) and 6.3(c) hereof, Parent and the Company shall provide representation letters reasonably customary in scope and substance, substantially in the respective forms of Exhibits E-1 and E-2 attached hereto (the "Tax Representation Letters"), dated as of the date that is
                      --------------------------
two business days prior to the date the Proxy Statement is mailed to stockholders of the Company and reissued as of the date of Closing.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     Section 5.1    Stockholder Meeting. The Company shall call a meeting of its
                    -------------------
stockholders to be held as promptly as practicable after the date on which the Registration Statement becomes effective for the purpose of considering the approval of this Agreement (such meeting and any adjournments or postponements thereto, the "Stockholder Meeting"). Neither the Board of Directors of the
              -------------------
Company nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or Sub, the approval or recommendation by the Board of Directors of the Company or any such committee thereof of this Agreement or the Merger, or approve or recommend, or propose to approve or recommend, any Company Takeover Proposal (each, a "Change in the
                                                              -------------
Company Recommendation"), unless such proposal is a Superior Company Proposal.
----------------------
For purposes of this Agreement, a "Superior Company Proposal" means any proposal
                                   -------------------------
made by a third party to acquire a majority of the equity securities or assets of the Company, pursuant to a tender or exchange offer, a merger, a sale of all or substantially all its assets or otherwise, on terms which the Company Board of Directors determines in its good faith judgment to be superior from a financial point of view to the holders of Company Common Stock (based on the written opinion, with only customary qualifications, of the Company's independent financial advisor), taking into account all the terms and conditions of such proposal and this Agreement. Notwithstanding any Change in the Company Recommendation, a proposal to approve the Merger and adopt this Agreement shall be submitted to the stockholders of the Company at the Stockholder Meeting in order to give the Company's stockholders the opportunity to vote on the Merger and this Agreement in order to obtain the requisite approval of the Company's stockholders and nothing contained in this Agreement shall be deemed to relieve the Company of such obligation.

     Section 5.2    Preparation of the Registration Statement and the Proxy
                    -------------------------------------------------------
Statement.  The Company and Parent shall promptly prepare the Proxy Statement
---------
and the Registration Statement in which the Proxy Statement will be included, and thereafter the Company shall promptly file with the SEC the Proxy Statement and Parent shall promptly file with the SEC such Registration Statement. The Company and Parent shall cooperate with each other in connection with the preparation of the foregoing documents (including, without limitation, providing each other any information that is necessary to be included in such documents). Each of Parent and the Company shall use its reasonable best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing. As promptly as practicable after the Registration Statement shall have become effective, the Company shall mail the Proxy Statement to its stockholders. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock and Algos Warrants in the Merger and the issuance of Parent Common Stock upon the exercise of the Algos Warrants, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action. No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Parent or the Company without the prior approval of the other party. Parent and the Company each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock or Algos Warrants issuable in connection with the Merger or the Parent Common Stock issuable upon the exercise of the Algos Warrants for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

     Section 5.3    Access to Information; Regulatory Communications.
                    ------------------------------------------------

     (a) Subject to currently existing contractual and legal restrictions applicable to the Company or Parent or any of Parent's Subsidiaries, each of Parent and the Company shall, and Parent shall cause each of its Subsidiaries to, afford to the accountants, counsel, financial advisors and other representatives of the other party hereto reasonable access to, and permit them to make such inspections as they may reasonably require of, during normal business hours during the period from the date of this Agreement through the Effective Time, all their respective properties, books, contracts, commitments and records (including, without limitation, the work papers of independent accountants, if available and subject to the consent of such independent accountants) and, during such period, Parent and the Company shall, and Parent shall cause each of its Subsidiaries to, furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. No investigation pursuant to this Section 5.3(a) shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

     (b) The Company (i) shall keep Parent promptly informed of (A) any communication (written or oral) with or from the FDA or the DEA and (B) any communications (written or oral) received from any Person relating to the Company Intellectual Property and (ii) shall not make any submissions to, or have discussions with, the FDA or the DEA without either the prior consultation or the inclusion of Parent; provided, however, that in the event the Company (i)
                            --------  -------
is verbally contacted by the FDA and (ii) has made a good faith effort to include representatives of Parent in such discussion without success, then the Company shall be allowed to participate in such discussions without Parent and shall promptly inform Parent of the content of such discussions. Parent shall keep the Company promptly informed of any communications from the FDA or DEA relating to any of the drugs set forth in Schedule 5.3(b) of the Parent Disclosure Schedule,

     Section 5.4    Compliance with the Securities Act. Prior to mailing the
                    ----------------------------------
Proxy Statement, the Company shall deliver to Parent a list of names and addresses of those Persons who, in the opinion of the Company, may, at the time of the Stockholder Meeting, be deemed to be "affiliates" of the Company within the meaning of Rule 145 under the Securities Act ("Affiliates"). The Company
                                                   ----------
shall provide to Parent such information and documents as each shall reasonably request for purposes of reviewing such lists. There shall be added to such lists the names and addresses of any other Person that the Company reasonably identifies (by written notice to the other party within ten business days after receipt of such list) as being a Person who may be deemed to be an Affiliate of the Company. Except as set forth in Schedule 5.4 of the Company Disclosure Schedule, the Company shall exercise all reasonable efforts to deliver or cause to be delivered to Parent, not later than 30 days prior to the Effective Time, from each of such Affiliates of the Company identified on the foregoing list, an affiliate letter in the form attached hereto as Exhibit F.

     Section 5.5   Designation of  Directors.  At the Effective Time, Parent
                   -------------------------
shall take all actions necessary to cause (a) three (3) designees of the Company (each of whom shall be satisfactory to Parent) to be appointed to its Board of Directors (such person and any subsequent designees thereof, the "Company
                                                                  -------
Designees"), to serve until their terms expire or until their successors have
---------
been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Parent Charter or Parent By-laws and (b) John W. Lyle to be appointed a Non-Executive Chairman of Parent's Board of Directors. During the three-year period from and including the Effective Date, (A) Parent shall use its reasonable best efforts to cause at least three
(3) Company Designees to be on the Board of Directors of Parent at all times,
(B) at any meeting of stockholders for the purpose of electing the members of Parent's Board of Directors, Parent shall cause to be nominated for election the Company Designees, (C) the Parent LLC (as defined in Section 5.21) shall vote the shares of Parent Common Stock owned by it in favor of the Company Designees,
(D) the Parent Charter or the Parent By-Laws shall provide that any vacancies created by any Company Designee upon such Company Designee's death, resignation or removal that are not filled pursuant to a Parent stockholder vote shall be filled by a nominee of the remaining Company Designees and (E) one Company Designee shall be appointed as a member of any compensation committee of Parent's Board of Directors or any other committee of such Board having the responsibility or power with respect to the granting of employee stock options.

     Section 5.6   NASDAQ Listing.  Parent shall use its reasonable best efforts
                   --------------
to have authorized for listing on the NASDAQ, subject to official notice of issuance,the shares of Parent Common Stock, the Algos Warrants to be issued in connection with the Merger and the Endo Warrants (as defined in Section 5.20 hereof).

     Section 5.7   Fees and Expenses.
                   -----------------

     (a) Except as provided in this Section 5.7, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the party incurring such costs and expenses; provided that all filing
                                                     -------- ----
fees and printing expenses for the Proxy Statement and Registration Statement shall be shared equally by the Company and Parent.

     (b) The Company shall reimburse Parent and Sub for all their out-of-pocket expenses actually incurred in connection with this Agreement and the other Transaction Agreements, the Merger and any other transactions contemplated hereby and thereby if this Agreement is terminated pursuant to Section 7.1(e) hereof, or terminated pursuant to Section 7.1(b) or (c) hereof based on a breach of the Company. Such reimbursement shall be paid upon demand following such termination.

     (c) Parent and Sub shall reimburse the Company for all of its out-of-pocket expenses actually incurred in connection with this Agreement and the other Transaction Agreements, the Merger and any other transactions contemplated hereby and thereby if this Agreement is terminated pursuant to Section 7.1(b) or
(c) hereby based on a breach of Parent or Sub. Such reimbursement shall be paid upon demand following such termination.

     Section 5.8   Company Stock Options.  The Company shall cause each
                   ---------------------
unexpired and unexercised Company Stock Option under the Company Stock Plans to become fully vested and exercisable for the thirty (30)-day period immediately prior to the Effective Time. To the extent any Company Stock Option is unexpired and unexercised at the end of such period, the Company shall cause such Company Stock Option to terminate as of the Effective Time.

     Section 5.9   Parent Options.  Parent shall take all action necessary, and
                   --------------
shall use its reasonable best efforts to obtain as soon as practicable the consent of option holders to provide that each Parent Stock Option (to purchase shares of Parent Common Stock under the Parent Incentive Plans) which is outstanding at the Effective Time (whether or not such Parent Stock Option is then vested and exercisable) shall, subject to the following sentence, be following the Effective Time exercisable solely into shares of Parent Common Stock that are beneficially owned by certain holders of Parent Common Stock immediately following the Parent Recapitalization and prior to the Effective Time (the "Current Endo Options"). The parties hereto also agree and
           --------------------
acknowledge that following the date of this Agreement, current holders of Parent Common Stock and current holders of Parent Stock Options will enter into amendments to their current stockholders agreements, Parent Incentive Plans and Parent Stock Options, as the case may be, in order to accomplish the foregoing.

     Section 5.10  Reasonable Efforts.
                   ------------------

     (a) Upon the terms and subject to the conditions set forth in this Agreement, including, with regard to the Company, Section 4.2 hereof, each of the parties agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including, but not limited to: (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from all Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity (including those in connection with the HSR Act and State Takeover Approvals), (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by this Agreement. Parent and the Company shall cooperate with each other in connection with the making of such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable suggestions in connection therewith.

     (b) The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to the HSR Act or any other federal, state or foreign antitrust or fair trade law. Each party shall promptly notify the other party of any communication to that party from any Governmental Entity in connection with any required filing with, or approval or review by, such Governmental Entity in connection with the Merger and permit the other party to review in advance any such proposed communication to any Governmental Entity. Neither party shall agree to participate in any meeting with any Governmental Entity in respect of any such filings, investigation or other inquiry unless it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate thereat.

     (c) Each party shall use all reasonable efforts to not take any action, or enter into any transaction, which would cause any of its representations or warranties contained in this Agreement to be untrue or result in a breach of any covenant made by it in this Agreement.

     Section 5.11  Public Announcements.  The initial press release shall be a
                   --------------------
joint press release and thereafter the Company and Parent each shall obtain the prior consent of the other prior to issuing any press releases or otherwise making public announcements with respect to the Merger and the other transactions contemplated by this Agreement and prior to making any filings with any third party and/or any Governmental Entity (including any national securities exchange or interdealer quotation service) with respect thereto, except as may be required by law or by obligations pursuant to any listing agreement with or rules of the NASDAQ.

     Section 5.12  State Takeover Laws.  If any "fair  price," "business
                   -------------------
combination" or "control share acquisition" statute or other similar statute or regulation shall become applicable to the transactions contemplated hereby, Parent and the Company and their respective Boards of Directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to minimize the effects of any such statute or regulation on the transactions contemplated hereby.

     Section 5.13  Indemnification; Directors and Officers Insurance.  For not
                   -------------------------------------------------
than six (6) years from and after the Effective Time, Parent agrees to, and to cause the Surviving Corporation to, indemnify and hold harmless all past and present directors, officers and employees of the Company to the same extent such Persons are indemnified as of the date of this Agreement by the Company pursuant to the Company Charter and Company By-Laws and indemnification agreements, if any, in existence on the date of this Agreement with any directors, officers and employees of the Company for acts or omissions occurring at or prior to the Effective Time; provided, however, that Parent agrees to, and to cause the
                --------  -------
Surviving Corporation to, indemnify and hold harmless such Persons to the fullest extent permitted by law for acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby. Parent shall cause the Surviving Corporation to provide, for an aggregate period of not less than six (6) years from the Effective Time, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring prior to the Effective Time (the "D&O Insurance") that is no less favorable than the Company's existing
      -------------
policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided, however, that the Surviving Corporation shall
                         --------  -------
not be required to pay an annual premium for the D&O Insurance in excess of 200 percent of the last annual premium paid prior to the date of this Agreement, which premium the Company represents and warrants to be approximately $195,740.

     Section 5.14  Notification of Certain Matters.  Parent shall use its
                   -------------------------------
reasonable best efforts to give prompt notice to the Company, and the Company shall use its reasonable best efforts to give prompt notice to Parent, of: (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which it is aware and which would be reasonably likely to cause (x) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect or (y) any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects, (ii) any failure of Parent or the Company, as the case may be, to comply in a timely manner with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder, (iii) any material litigation, any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) or (iv) any change or event which would be reasonably likely to have a Material Adverse Effect on Parent or the Company, as the case may be; provided, however, that the delivery
                                           --------  -------
of any notice pursuant to this Section 5.14 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     Section 5.15  Employee Matters.  Except to the extent necessary to avoid
                   ----------------
duplication of benefits, Parent will, or will cause the Surviving Corporation to, give Continuing Employees full credit for purposes of eligibility and vesting under any employee benefit plans or arrangements maintained by Parent, the Surviving Corporation or any Subsidiary of Parent in which such Continuing Employee is eligible to participate for such Continuing Employees' service with the Company to the same extent recognized by the Company immediately prior to the Effective Time. Parent will, or will cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any welfare plan that such employees may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such employees and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Continuing Employees immediately prior to the Effective Time, and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time.

     Section 5.16  Tax Treatment.  Parent and the Company will each use
                   -------------
reasonable efforts before and after the Closing to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not take or fail to take, and will use reasonable efforts to prevent any Affiliate of such party from taking or failing to take, any actions which would jeopardize the qualification of the Merger as such a reorganization, and will take such action as is available and may be reasonably required to negate the impact of any past actions or failures by such party or its respective Affiliates which would reasonably be expected to adversely impact the qualification of the Merger as a reorganization within the meaning of Section 368(a) of the Code.

     Section 5.17  Conveyance Taxes.  Parent and the Company shall cooperate
                   ----------------
in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding (i) any real property transfer gains, sales, use, transfer, value-added, stock transfer (subject to Section 1.9(b) hereof), and stamp Taxes, (ii) any recording, registration and other fees and
(iii) any similar Taxes or fees that become payable in connection with the transactions contemplated hereby. The Taxes described in clause (i) above shall be paid by the Company, without deduction or withholding from any amounts payable to the holders of Company Common Stock.

     Section 5.18  Ownership of Shares.  None of Parent, any Person deemed
                   -------------------
acting in concert with Parent or any of its Subsidiaries or any of Parent's Subsidiaries has acquired the beneficial ownership of any shares of Company Common Stock other than in compliance with Section 3.21 hereof and any other Applicable Law.

     Section 5.19  Additional Agreements.  At or before Closing, (a) each of
                   ---------------------
Parent and the Parent LLC shall enter into a tax sharing agreement in substantially the form attached hereto as Exhibit G (the "Tax Sharing
                                                          -----------
Agreement") and (b) each of Parent and John W. Lyle shall enter into an
----------
agreement in substantially the form attached hereto as Exhibit H (the "Lyle
                                                                      -----
Agreement").
----------

     Section 5.20  Issuance of Warrants to Parent.  Immediately prior to
                   ------------------------------
Closing, Parent shall issue one warrant (collectively, the "Endo Warrants")
                                                            -------------
with respect to each share of Parent Common Stock then outstanding, which warrant shall be subject to the terms and conditions of a warrant agreement "Endo Warrant Agreement") substantially in the form attached hereto as
 ----------------------
Exhibit I.

     Section 5.21  Formation of Parent LLC.
                   -----------------------

     (a) Immediately prior to the Effective Time, a limited liability company (the "Parent LLC") shall be formed to which Parent shall use its reasonable best
      ----------
efforts to cause each of the then current holders of Parent Common Stock to contribute all of the shares of Parent Common Stock beneficially owned by it in exchange for membership interests in such Parent LLC; provided that this
                                                      -------- ----
covenant shall be deemed to have occurred if holders of at least 85% of the Parent Common Stock so contribute their shares of Parent Common Stock to the Parent LLC.

     (b) On March 31, 2001, Parent will determine the Cash Gross Profit of Parent (as defined below) and the Adjustment Event (as defined below) shall be deemed to have occurred or not occurred (as appropriate) on such date. Among other things, the limited liability company agreement for the Parent LLC (the "Parent LLC Agreement") will provide that (i) in the event (A) the Cash Gross
 --------------------
Profit of Parent (as defined below) for the fiscal year ended December 31, 2000 does not equal or exceed $147.4 million and (B) the Exercisability Date (as defined in the Algos Warrant) has occurred prior to March 31, 2001, then
                                                                    ----
13,769,573 shares of Parent Common Stock that are then owned by the Parent LLC shall be transferred for no consideration to Parent (which shall deposit the same in its treasury) and (ii) in the event (A) the Cash Gross Profit of Parent for the fiscal year ended December 31, 2000 does not equal or exceed $147.4 million and (B) the Exercisability Date has not occurred prior to March 31, 2001, then 17,900,445 shares of Parent Common Stock that are then owned by the
      ----
Parent LLC shall be transferred for no consideration to Parent (which shall deposit the same in its treasury) (the actions contemplated by clause (i) or clause (ii) shall be adjustments to the Merger Consideration and shall be referred to as an "Adjustment Event").
                   ----------------

     (c) The number of shares that are required to be transferred in the event of an Adjustment Event shall be appropriately adjusted (i) such that, at the Effective Time, the numbers in clauses (b)(i)(B) and (b)(ii)(B) of this Section
5.21 shall represent that number of shares of Parent Common Stock such that if such shares were no longer outstanding at the Effective Time, the shares issuable under the Algos Warrants in the aggregate (if such Algos Warrants were then immediately exercisable), together with shares of Parent Common Stock issued to the Company stockholders in the Merger would represent 40% of the outstanding Parent Common Stock on a fully diluted basis (excluding the Endo Warrants) and (ii) without duplicating clause (i) above, if Parent pays a dividend or makes a distribution on the Parent Common Stock in shares of Parent Common Stock or other capital stock of Parent or subdivides, splits, combines or reclassifies its outstanding shares of Parent Common Stock into a different number of securities of the same class, then the number of shares of Parent Common Stock required to be transferred under this Section 5.21 shall be appropriately adjusted to give the effect specified in clause (i) of this sentence as if such events occurred immediately prior to the Effective Time.

     (d)  For such purposes, "Cash Gross Profit of Parent" shall mean the
                              ---------------------------
difference between Net Sales (as defined below) and Cash Cost of Sales (as defined below) for the fiscal year ended December 31, 2000. "Net Sales" shall
                                                              ---------
mean the gross invoice price of Endo Products (as defined below) sold to any third party (excluding Affiliates of Parent) less (i) cash, trade, promotional, or quantity discounts and/or rebates, and chargebacks, (ii) retroactive price reductions, (iii) sales, use or other excise taxes and (iv) returns and allowances, all as reflected on the audited statement of operations of Parent attributable to the Endo Products determined in accordance with GAAP consistently applied for the fiscal year ended December 31, 2000. "Cash Cost of Sales" shall mean the Cost of Sales
                          ------------------
(determined in accordance with GAAP and consistent with the past practices used by Parent in 1998 as previously disclosed to the Company) as reflected on the audited statement of operations of Parent for the fiscal year ended December 31, 2000 attributable to the Endo Products less all non-recurring charges and non-cash charges included in Cost of Sales (including, but not limited to, depreciation, amortization and other non-cash manufacturing charges). "Endo
                                                                       ----
Products" shall include current and future internally developed products sold or
--------
marketed by Parent or its Subsidiaries (other than products developed or being developed by the Company) to any third party (including products from which Parent has revenues on account of royalties and license fees). The Parent LLC Agreement shall further provide that the definition of the Cash Gross Profit of Parent shall be based solely on the audited financial statements of Parent for the fiscal year ended December 31, 2000. Any determinations regarding the satisfaction of such obligation or any amendments, modifications or waivers of such provisions by Parent shall be effective only if approved by a majority of the members of the Board of Directors of Parent who do not then (by themselves or through an Affiliate) have a financial interest in the Parent LLC. Any dispute relating to the calculation of the Cash Gross Profit of Parent shall be resolved by the Independent Accounting Firm (as defined below) acting as arbitrator, and such determination shall be final and binding on the parties. The Parent LLC and Parent (by a majority of the members of the Board of Directors of Parent who do not then (by themselves or through an Affiliate) have a financial interest in the Parent LLC) shall mutually select a nationally recognized firm of certified public accountants then having no significant ongoing relationship with either Parent or the Parent LLC or their respective Affiliates, but if the Parent LLC and Parent cannot mutually agree on the identity of such firm, then the Parent LLC and Parent shall each submit to the other party's independent auditor the name of a national accounting firm other than any firm that has in the prior two years provided services to the Parent LLC, Parent or any of their respective Affiliates, and a firm shall be selected by lot from these two firms by the independent auditors of the two parties. The accounting firm selected pursuant to the foregoing procedures shall be referred to as the "Independent Accounting Firm." (If no national accounting firm shall
           ---------------------------
be willing to serve as the Independent Accounting Firm, then an arbitrator qualified under the rules of the American Arbitration Association shall be selected to serve as such, such selection to be according to the above procedures.) Within five (5) days of the submission of the dispute to the Independent Accounting Firm, each of the Parent LLC and Parent (by a majority of the members of the Board of Directors of Parent who do not then (by themselves or through an Affiliate) have a financial interest in the Parent LLC) shall submit a written position paper (the "Position Paper") to the Independent Accounting Firm outlining such party's
 --------------
calculations and/or objections that are the subject of dispute. The Independent Accounting Firm shall be instructed to use every reasonable effort to perform its services within thirty (30) days of submission of the Position Papers to it and, in any case, as promptly as practicable after such submission. The determination of the Independent Accounting Firm shall be final and binding on the parties without further right of appeal.

     Section 5.22  Effect of Parent Recapitalization.  Parent covenants that the
                   ---------------------------------
Parent Recapitalization shall have the effect of adjusting the outstanding Parent Common Stock such that those Persons who had been holders of Company Common Stock immediately prior to the Effective Time shall, following the Parent Recapitalization and at the Effective Time, hold, in the aggregate, 20% of the outstanding Parent Common Stock (on a fully diluted basis, excluding the effect of the Algos Warrants and the Endo Warrants) and those Persons who had been holders of Parent Common Stock immediately prior to the Effective Time shall, following the Parent Recapitalization and at the Effective Time, hold, in the aggregate, 80% of the outstanding Parent Common Stock (on a fully diluted basis, excluding the effect of the Algos Warrants and the Endo Warrants). For purposes of calculating this 20/80 split, (a) any repurchases by Parent between the date of this Agreement and the Effective Time of any Parent Common Stock or Parent Stock Options from current holders thereof pursuant to any current stockholders or options agreements or plans and any issuances of Parent Common Stock or Parent Stock Options between the date of this Agreement and the Effective Time to any Parent employee shall be taken into account in determining the 80% to be owned by holders of Parent Common Stock and the 20% to be owned by holders of Company Common Stock and (b) the shares of Parent Common Stock underlying any Parent Stock Options, the holders of which do not consent to amend such Parent Stock Options pursuant to Section 5.9 hereof, shall not be counted as part of the 80% to be owned by holders of Parent Common Stock nor as part of the 20% to be owned by holders of Company Common Stock and shall be treated as if such Parent Stock Options did not exist for purposes of this calculation and in calculating the number of fully diluted shares; provided, however, that such
                                                --------  -------  ----
treatment will not apply to the shares underlying the Parent Stock Options held by the six executives listed in Schedule 5.22 of the Parent Disclosure Schedule, which Parent Stock Options shall be taken into account in determining the 80% to be owned by the current holders of Parent Common Stock if such Parent Stock Options are not amended pursuant to Section 5.9 hereof. If any of such executives fails to abide by the terms of that certain side letter agreement between each of them and the Company, mutually agreed upon arrangements will be made so that the Parent Stock Options held by such Persons will only affect the 80% held at

Effective Time by the current Parent stockholders. Each of the Algos Warrants and the Endo Warrants shall be exercisable into a number of shares of Parent Common Stock that is necessary to achieve the effect specified in the form of each such Warrant in Section 7 of the Warrant Agreement and Section 7 of the Endo Warrant Agreement, respectively.


                                  ARTICLE VI

                      CONDITIONS PRECEDENT TO THE MERGER

     Section 6.1   Conditions to Each Party's Obligation to Effect the Merger.
                   ----------------------------------------------------------

The respective obligation of each party to effect the Merger shall be subject to the fulfillment or, to the extent permitted by applicable law, waiver at or prior to the Effective Time of the following conditions:

     (a)  Stockholder Approval. This Agreement shall have been duly approved by
          --------------------
the requisite vote of stockholders of the Company in accordance with applicable law and the Company Charter and Company By-Laws.

     (b)  Listing on the NASDAQ. The Parent Common Stock issuable in the Merger
          ---------------------
shall have been authorized for listing on the NASDAQ, subject to official notice of issuance.

     (c)  HSR. The waiting period (and any extensions thereof) applicable to
          ---
the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (d)  Registration Statement. The Registration Statement shall have become
          ----------------------
effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated or, to the Knowledge of Parent or the Knowledge of the Company, threatened by the SEC. All necessary state securities or "blue sky" authorizations (including State Takeover Approvals) shall have been received.

     (e)  No Governmental Action/Order. There shall not be pending any action,
          ----------------------------
suit or proceeding brought by any Governmental Entity which challenges or seeks to enjoin the Merger or the other transactions contemplated hereby. No court or other Governmental Entity having jurisdiction over the Company or Parent, or any of Parent's Subsidiaries, shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the Merger or any of the transactions contemplated hereby illegal.

     Section 6.2   Conditions to Obligation of the Company to Effect the Merger.
                   ------------------------------------------------------------
The obligation of the Company to effect the Merger shall be subject to the fulfillment or, to the extent permitted by applicable law, waiver at or prior to the Effective Time of the following additional conditions:

     (a)  Performance of Obligations; Representations and Warranties. Each of
          ----------------------------------------------------------
Parent and Sub shall have performed in all material respects each of its covenants and agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of Parent and Sub contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties that address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties that address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and the Company shall have received a certificate signed on behalf of each of Parent and Sub by its Chief Executive Officer or its Chief Financial Officer to such effect.

     (b)  Tax Opinion. The Company shall have received an opinion of Latham &
          -----------
Watkins in form and substance reasonably satisfactory to the Company, dated the Effective Time, substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion (including as provided in the Tax Representation Letters) which are consistent with the state of facts existing as of the Effective Time, for U.S. federal income tax purposes:

          (i) the Merger will constitute a "reorganization" within the meaning of Section 368(a) of the Code, and the Company, Sub and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code; and

          (ii) no gain or loss will be recognized by Parent or the Company as a result of the Merger.

The issuance of such opinion shall be conditioned on the receipt by Latham & Watkins of the Tax Representation Letters, upon which Latham & Watkins will rely in rendering its opinion, from each of Parent, Sub and the Company, in each case, in form and substance reasonably satisfactory to such tax counsel. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel rendering such opinion, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.

     (c)  Formation of Parent LLC. The formation of the Parent LLC in
          ------------------------
accordance with Section 5.21 hereof shall have occurred.

     Section 6.3   Conditions to Obligations of Parent and Sub to Effect the
                   ---------------------------------------------------------
Merger. The obligations of Parent and Sub to effect the Merger shall be subject
------
to the fulfillment or, to the extent permitted by applicable law, waiver at or prior to the Effective Time of the following additional condition:

     (a)  Performance of Obligations; Representations and Warranties. The
          ----------------------------------------------------------
Company shall have performed in all material respects each of its agreements contained in this Agreement required to be performed on or prior to the Effective Time, each of the representations and warranties of the Company contained in this Agreement that is qualified by materiality shall be true and correct on and as of the Effective Time as if made on and as of such date (other than representations and warranties that address matters only as of a certain date which shall be true and correct as of such certain date) and each of the representations and warranties that is not so qualified shall be true and correct in all material respects on and as of the Effective Time as if made on and as of such date (other than representations and warranties that address matters only as of a certain date which shall be true and correct in all material respects as of such certain date), in each case except as contemplated or permitted by this Agreement, and Parent shall have received a certificate signed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer to such effect.

     (b)  Affiliate Letters. The letters from Affiliates required by Section
          -----------------
5.4 hereof shall have been executed and delivered.

     (c)  Tax Opinion. Parent shall have received an opinion of Skadden, Arps,
          -----------
Slate, Meagher & Flom LLP in form and substance reasonably satisfactory to Parent, dated the Effective Time substantially to the effect that on the basis of facts, representations and assumptions set forth in such opinion (including as provided in the Tax Representation Letters) which are consistent with the state of facts existing as of the Effective Time, for U.S. federal income tax purposes:


          (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Code, and that the Company, Sub and Parent will each be a party to that reorganization within the meaning of Section 368(b) of the Code; and

          (ii) no gain or loss will be recognized by Parent or the Company as a result of the Merger.

The issuance of such opinion shall be conditioned on the receipt by Skadden, Arps, Slate, Meagher & Flom LLP of the Tax Representation Letters, upon which Skadden, Arps, Slate, Meagher & Flom LLP will rely in rendering its opinion, from each of Parent, Sub, and the Company, in each case, in form and substance reasonably satisfactory to such tax counsel. The specific provisions of each such representation letter shall be in form and substance reasonably satisfactory to such tax counsel rendering such opinion, and each such representation letter shall be dated on or before the date of such opinion and shall not have been withdrawn or modified in any material respect.


                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     Section 7.1   Termination. This Agreement may be terminated at any time
                   -----------
prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the stockholders of the Company:

     (a)  by mutual written consent of Parent and the Company;

     (b) by either Parent or the Company (provided such party is not then in material breach) if the other party shall have failed to comply in any material respect with any of its covenants or agreements contained in this Agreement required to be complied with prior to the date of such termination, which failure to comply has not been cured within ten business days following receipt by such other party of written notice of such failure to comply; provided,
                                                                 --------
however, that if any such breach is curable by the breaching party through the
-------
exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the non-breaching party may not terminate this Agreement pursuant to this paragraph;

     (c) by either Parent or the Company (provided such party is not then in material breach) if there has been (i) a breach by the other party (in the case of Parent, including any breach by Sub) of any representation or warranty that is not qualified as to materiality which has the effect of making such representation or warranty not true and correct in all material respects or (ii) a breach by the other party (in the case of Parent, including any breach by Sub) of any representation or warranty that is qualified as to materiality, in each case which breach has not been cured within ten business days following receipt by the breaching party of written notice of the breach; provided, however, that
                                                        --------  -------
if any such breach is curable by the breaching party through the exercise of the breaching party's best efforts and for so long as the breaching party shall be so using its best efforts to cure such breach, the non-breaching party may not terminate this Agreement pursuant to this paragraph;

     (d)  by Parent or the Company:

          (i) if any Governmental Entity issues an order, decree or ruling or takes any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree or ruling shall have become final and nonappealable;

          (ii) if any condition to the obligation of such party to consummate the Merger set forth in Article VI hereof becomes incapable of satisfaction prior to the Termination Date (as hereinafter defined) (provided that the
                                                        -------------
terminating party is not then in material breach of any representation, warranty or covenant contained in this Agreement); or

          (iii) if the Merger has not been effected on or prior to the close of business on June 30, 2000 (the "Termination Date"); provided, however, that the
                                ----------------    --------  -------
right to terminate this Agreement pursuant to this Section 7.1(d)(iii) shall not be available to any party whose failure to fulfill any of its obligations contained in this Agreement has been the cause of, or resulted in, the failure of the Merger to have occurred on or prior to the aforesaid date; and

     (e) by Parent or the Company if the stockholders of the Company do not approve this Agreement at the Stockholder Meeting or any adjournment or postponement thereof (so long as Parent and its Affiliates have voted the proxies that they are entitled to vote in favor of this Agreement).

     The right of any party hereto to terminate this Agreement pursuant to this
Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.

     Section 7.2   Effect of Termination. In the event of termination of this
                   ---------------------
Agreement by either Parent or the Company as provided in Section 7.1 hereof, this Agreement shall forthwith terminate and there shall be no liability hereunder on the part of the Company, Parent, Sub or their respective officers or directors (except for Section 5.7 and Article VIII hereof which shall survive the termination); provided, however, that nothing contained in this Section 7.2
                  --------  -------
shall relieve any party hereto from any liability for any willful breach of a representation or warranty contained in this Agreement or the breach of any covenant contained in this Agreement.

     Section 7.3   Amendment. This Agreement may be amended by the parties
                   ---------
hereto at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company; provided,
                                                               --------
however, after any such
-------
approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 7.4   Waiver. At any time prior to the Effective Time, the parties
                   ------
hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) subject to the proviso of Section 7.3 hereof, waive compliance with any of the agreements or conditions contained herein which may legally be waived. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

     Section 7.5   Procedure for Termination, Amendment, Extension or Waiver. A
                   ---------------------------------------------------------
termination of this Agreement pursuant to Section 7.1 hereof, an amendment of this Agreement pursuant to Section 7.3 hereof or an extension or waiver pursuant to Section 7.4 hereof shall, to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

     Section 8.1   Non-Survival of Representations and Warranties. The
                   ----------------------------------------------
representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall terminate at the Effective Time or, subject to
Section 7.2 hereof, upon the termination of this Agreement pursuant to Section
7.1 hereof.

     Section 8.2   Notices. All notices and other communications hereunder shall
                   -------
be in writing and shall be deemed given when delivered personally, one day after being delivered to an overnight courier or when telecopied (with a confirmatory copy sent by overnight courier) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     (a)  if to Parent or Sub, to:

          Endo Pharmaceuticals Holdings Inc.
          223 Wilmington-West Chester Pike
          Chadds Ford, PA  19317
          Attn.:  Carol A. Ammon
          Fax No.:  (610) 558-9683

          with copies to:

          Kelso & Company
          320 Park Avenue, 24/th/ Floor
          New York, New York  10022
          Attn.:  James J. Connors, II
          Fax No.:  (212) 223-2379

          and

          Skadden, Arps, Slate, Meagher & Flom LLP
          919 Third Avenue
          New York, NY  10022
          Attn.:  Eileen Nugent Simon
          Fax No.: (212) 735-2000

     (b)  if to the Company, to:

          Algos Pharmaceuticals Corporation
          1333 Campus Parkway
          Neptune, NJ  07753-6815
          Attn.:  General Counsel
          Fax No.: (732) 938-2825

          with copies to:

          Latham & Watkins
          885 Third Avenue
          Suite 1000
          New York, NY  10022
          Attn.:  Raymond Y. Lin
          Fax No.: (212) 751-4864

     Section 8.3   Interpretation. When a reference is made in this Agreement to
                   --------------
a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

     Section 8.4   Counterparts. This Agreement may be executed in counterparts,
                   ------------
all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     Section 8.5   Entire Agreement; No Third-Party Beneficiaries. Except for
                   ----------------------------------------------
the Mutual Confidentiality and Non-Disclosure Agreement between the parties dated October 21, 1998, this Agreement (together with the Company Disclosure Schedule, the Parent Disclosure Schedule, the Stockholder Voting Agreements and the exhibits and annexes attached hereto and thereto) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. In the event of any conflict between this Agreement and any of the Company Disclosure Schedule, the Parent Disclosure Schedule, the Stockholder Voting Agreements and the exhibits and annexes attached hereto and thereto, this Agreement shall control. Other than Sections 5.5, 5.8, 5.9, 5.13, 5.15 and 5.21(c) hereof and the obligation of the Parent

LLC to transfer shares of Parent Common Stock pursuant to Section 5.21(b) hereof (taking into account Section 5.21(d) hereof), this Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

     Section 8.6   Governing Law. This Agreement shall be governed by, and
                   -------------
construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, THE COMPANY, OR SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT THEREOF.

     Section 8.7   Assignment. Neither this Agreement nor any of the rights,
                   ----------
interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties.

     Section 8.8   Severability. If any term or other provision of this
                   ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement may be consummated as originally contemplated to the fullest extent possible.

     Section 8.9   Enforcement of this Agreement.
                   -----------------------------

     (a)  The parties acknowledge and agree that any payment made pursuant to
Section 5.7 hereof does not relieve either party from any liability it otherwise may have for breach of this Agreement.

     (b) The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this

Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, such remedy being in addition to any other remedy to which any party is entitled at law or in equity. Each party hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the United States District Court located in the State of Delaware (unless such courts assert no jurisdiction, in which case the parties hereto consent to the exclusive jurisdiction of the courts of the State of Delaware) for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby (and each party hereto agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the addresses set forth herein shall be effective service of process for any such action, suit or proceeding brought against each party in such court. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby, in the United States District Courts located in the State of Delaware (unless such courts assert no jurisdiction, in which case each party consents to the exclusive jurisdiction of the courts of the State of Delaware). Each party hereby further irrevocably and unconditionally waives and agrees not to plead or to claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each of the parties hereto also agrees that any final and unappealable judgment against a party hereto in connection with any action, suit or other proceeding shall be conclusive and binding on such party and that such award or judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized all as of the date first written above.

                    ENDO PHARMACEUTICALS HOLDINGS INC.


                    By:  /s/ Carol A. Ammon
                         -------------------------------------------------------
                         Name:   Carol A. Ammon
                         Title:  President & Chief Executive Officer

                    ENDO INC.


                    By:  /s/ Carol A. Ammon
                         -------------------------------------------------------
                         Name:   Carol A. Ammon
                         Title:  President & Chief Executive Officer


                    ALGOS PHARMACEUTICAL CORPORATION


                    By:  /s/ John W. Lyle
                         -------------------------------------------------------
                         Name:   John W. Lyle
                         Title:  President

                                                                         Annex I

Company Stockholders Entering into a Stockholder Voting Agreement
-----------------------------------------------------------------

===================================================================
Registered Holder                                 Number of Shares
                                                  Subject to
                                                  Stockholder
                                                  Voting Agreements
-------------------------------------------------------------------
Karen B. Lyle                                             1,344,416
-------------------------------------------------------------------
Michael Hyatt (N.B. does not include                        829,551
shares owned by the Kimmel Trusts listed
below)
-------------------------------------------------------------------
Trust Under the Will of Inez Kimmel                         657,193
-------------------------------------------------------------------
Todd Kimmel Trust                                           171,530
-------------------------------------------------------------------
Melissa Kimmel Trust                                        155,000
-------------------------------------------------------------------
Anita Hyatt Family Trust                                     20,750
-------------------------------------------------------------------
Frank S. Caruso                                             370,200
-------------------------------------------------------------------
John W. Lyle                                                224,100
-------------------------------------------------------------------
Hyatt Family Trust                                          221,332
-------------------------------------------------------------------
Roger H. Kimmel (N.B. does not include
shares owned by the Hyatt Trusts listed above)               30,000
-------------------------------------------------------------------
Frank S. Caruso Irrevocable Trust                            24,900
-------------------------------------------------------------------
James R. Ledley                                             109,450
-------------------------------------------------------------------
Donald G. Drapkin                                             8,300
-------------------------------------------------------------------
Donald Drapkin                                                8,300
-------------------------------------------------------------------
Patricia Caruso                                               1,000
===================================================================
         Total                                            4,176,022
===================================================================

                                      82